                                                                      EXHIBIT 4E












                                 $1,675,000,000




                                   REVOLVING
                                CREDIT AGREEMENT

                           DATED AS OF JULY 29, 1994




                             CHRYSLER CORPORATION,
                                  AS BORROWER




                                 CHEMICAL BANK,
                                    AS AGENT




                           CHEMICAL SECURITIES INC.,
                                  AS ARRANGER

                               TABLE OF CONTENTS


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SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

     1.1   Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     1.2   Other Definitional Provisions  . . . . . . . . . . . . . . . . . . .    11

SECTION 2.  AMOUNT AND TERMS OF THE COMMITMENTS . . . . . . . . . . . . . . . .    11

     2.1   The Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . .    11
     2.2   Repayment of Loans; Evidence of Debt . . . . . . . . . . . . . . . .    12
     2.3   Procedure for Borrowing  . . . . . . . . . . . . . . . . . . . . . .    12
     2.4   Conversion and Continuation Options  . . . . . . . . . . . . . . . .    13
     2.5   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     2.6   Termination or Reduction of Commitments  . . . . . . . . . . . . . .    15
     2.7   Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
     2.8   Interest Rate and Payment Dates  . . . . . . . . . . . . . . . . . .    15
     2.9   Computation of Interest and Fees . . . . . . . . . . . . . . . . . .    16
     2.10  Inability to Determine Interest Rate . . . . . . . . . . . . . . . .    16
     2.11  Pro Rata Treatment and Payments  . . . . . . . . . . . . . . . . . .    17
     2.12  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
     2.13  Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . .    18
     2.14  Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . .    19
     2.15  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
     2.16  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .    21
     2.17  Transfer of Commitments to CFC . . . . . . . . . . . . . . . . . . .    21

SECTION 3.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . .    22

     3.1   Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . .    22
     3.2   No Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
     3.3   Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . .    22
     3.4   Corporate Authorization; No Violation  . . . . . . . . . . . . . . .    22
     3.5   Government Authorization . . . . . . . . . . . . . . . . . . . . . .    22
     3.6   Federal Regulations  . . . . . . . . . . . . . . . . . . . . . . . .    23
     3.7   Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . .    23
     3.8   No Material Litigation . . . . . . . . . . . . . . . . . . . . . . .    23
     3.9   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

SECTION 4.  CONDITIONS PRECEDENT TO LOANS . . . . . . . . . . . . . . . . . . .    23

     4.1   Conditions of Effectiveness  . . . . . . . . . . . . . . . . . . . .    23
     4.2   Conditions to All Loans  . . . . . . . . . . . . . . . . . . . . . .    25
           (a)  Representations and Warranties  . . . . . . . . . . . . . . . .    25
           (b)  No Default or Event of Default  . . . . . . . . . . . . . . . .    25

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
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SECTION 5.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . .    25

     5.1   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .    25
     5.2   Certificates; Other Information  . . . . . . . . . . . . . . . . . .    26
     5.3   Accrual of Liabilities; Payment of Tax Liabilities . . . . . . . . .    26
     5.4   Maintenance of Corporate Existence; Compliance with Applicable Law;
           Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . .    26
     5.5   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
     5.6   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

SECTION 6.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . .    27

     6.1   Indebtedness to Total Capitalization . . . . . . . . . . . . . . . .    27
     6.2   Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . .    27
     6.3   Limitation on Sales and Leasebacks . . . . . . . . . . . . . . . . .    29
     6.4   Limitation on Fundamental Changes  . . . . . . . . . . . . . . . . .    29

SECTION 7.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . .    30

SECTION 8.  THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

     8.1   Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     8.2   Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . .    33
     8.3   Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . .    33
     8.4   Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . .    33
     8.5   Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . .    34
     8.6   Non-Reliance on Agent and Other Banks  . . . . . . . . . . . . . . .    34
     8.7   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .    34
     8.8   Agent in Its Individual Capacity . . . . . . . . . . . . . . . . . .    35
     8.9   Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .    35

SECTION 9.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .    35

     9.1   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . .    35
     9.2   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
     9.3   No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . .    37
     9.4   Survival of Representations and Warranties . . . . . . . . . . . . .    37
     9.5   Payment of Expenses and Taxes  . . . . . . . . . . . . . . . . . . .    37
     9.6   Successors and Assigns; Participations and Assignments . . . . . . .    37
     9.7   Right of Set-off . . . . . . . . . . . . . . . . . . . . . . . . . .    40
     9.8   Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
     9.9   New Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
     9.10  Increase in Commitments  . . . . . . . . . . . . . . . . . . . . . .    41
     9.11  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42

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
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     9.12  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
     9.13  Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
     9.14  Acknowledgement  . . . . . . . . . . . . . . . . . . . . . . . . . .    42


SCHEDULES

Schedule I   -    Commitments
Schedule II  -    Liens Permitted under Subsection 6.2(a)


EXHIBITS

Exhibit A - Form of Note
Exhibit B - Form of New Bank Supplement
Exhibit C - Form of Increased Commitment Supplement
Exhibit D - Form of Opinion of Simpson Thacher & Bartlett
Exhibit E - Form of Opinion of General Counsel to the Company
Exhibit F - Form of Assignment and Acceptance
Exhibit G - Form of Addendum
Exhibit H - Form of Closing Certificate

            REVOLVING CREDIT AGREEMENT dated as of July 29, 1994 among CHRYSLER CORPORATION, a Delaware corporation (the "Company"), the several commercial banks from time to time parties to this Agreement (collectively, the "Banks"; individually, a "Bank"), CHEMICAL BANK, a New York banking corporation ("Chemical"), as agent for the Banks hereunder, and CHEMICAL SECURITIES INC., as arranger of the Commitments hereunder (the "Arranger").

            The parties hereto hereby agree as follows:


            SECTION 1.  DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms defined in the caption to this Agreement shall have the meanings set forth therein, and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                      "Addendum":  an addendum substantially in the form of
            Exhibit G.

                      "Agent":  Chemical and its affiliates, as the arranger of
            the Commitments and as the agent for the Banks under this Agreement, together with any of its or their successors.

                      "Agreement":  this Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                      "Applicable Eurodollar Margin":  with respect to each
            Eurodollar Loan at a particular time, the applicable percentage per annum set forth below based upon the Status at such time:

                                           Applicable Eurodollar
                      Status                       Margin
                      ------               -------------------------

                      Level I                0.375%

                      Level II               0.375%

                      Level III              0.375%

                      Level IV               0.500%

                      Level V                0.625%

                      Level VI               0.750%.

                      "Assignee":  as defined in subsection 9.6(c).

                      "Available Company/CFC Commitment":  as to any Bank at a
            particular time an amount equal to the difference between (a) the amount of such Bank's Commitment under subsection 2.1(a) plus the amount of such Bank's Transferred Commitment, if any, at such time and (b) the aggregate unpaid principal amount at such time of all Loans made by such Bank hereunder and all CFC Loans made by such Bank pursuant to the CFC Commitment Transfer Agreement; collectively, as to all the Banks, the "Available Company/CFC Commitments".

                      "Base Rate":  at a particular date, the higher of (a) the
            rate of interest publicly announced by Chemical in New York City from time to time as its prime rate and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. The prime rate is not intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors.

                      "Base Rate Loans":  Loans at such time as they are made
            and/or being maintained at a rate of interest equal to or based upon the Base Rate.

                      "Borrowing Date":  any Business Day specified in a notice
            pursuant to subsection 2.3 as a date on which the Company requests the Banks to make Loans.

                      "Business Day":  a day other than a Saturday, Sunday or
            other day on which commercial banks in New York City are authorized or required by law to close, provided, that when used in connection with a Eurodollar Loan, "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

                      "CAFE":  Corporate Average Fuel Economy Standards
            promulgated by the United States Department of Transportation.

                      "Capital Lease Obligations":  of any Person at a
            particular time, the obligations of such Person to pay rent and other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

                      "Car Rental Operations": collectively, (i) each
            corporation substantially all of the assets of which constitute motor vehicles in daily rental service and (ii) Pentastar.

                      "CFC":  Chrysler Financial Corporation, a Michigan
            corporation.

                      "CFC Commitment":  any "Commitment" under and as defined
            in the CFC Commitment Transfer Agreement.

                      "CFC Commitment Transfer Agreement":  as defined in
            subsection 2.17.

                      "CFC Loan":  any "Loan" under and as defined in the CFC
            Commitment Transfer Agreement.

                      "Chrysler Canada":  Chrysler Canada Ltd., a Canadian
            corporation.

                      "Chrysler Mexico":  Chrysler de Mexico, S.A., a Mexican
            corporation.

                      "Chrysler Technologies":  Chrysler Technologies
            Corporation, a Michigan corporation.

                      "Code":  the Internal Revenue Code of 1986, as amended
            from time to time.

                      "Commercial Bank":  any Person (a) licensed to engage in
            commercial banking business and (b) which on the date it becomes a Bank hereunder (i) is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) is entitled to an exemption from, or is not subject to, United States backup withholding tax.

                      "Commitment":  as to any Bank, its obligation to make
            Loans to the Company pursuant to subsection 2.1 in the amount referred to therein; collectively, as to all the Banks, the "Commitments".

                      "Commitment Fee Rate":  for any day, the rate per annum
            set forth below opposite the Status in effect on such day:

                                        Commitment Fee
                      Status                 Rate
                      ------            --------------
                      Level I              0.100%

                      Level II             0.125%

                      Level III            0.150%

                      Level IV             0.1875%

                      Level V              0.250%

                      Level VI             0.375%.

                      "Commitment Percentage":  as to any Bank at a particular
            time, the percentage of the aggregate Commitments then constituted by such Bank's Commitment.

                      "Commitment Period":  as to the Commitment of any Bank,
            the period from and including the Effective Date (or, in the case of any Assignee which is not already a Bank and any New Bank, from the date that such Assignee or New Bank becomes a party to this Agreement as provided in subsection 9.6(c) or 9.9, as the case may
            be) to but not including the Termination Date or such earlier date as such Commitment shall terminate as provided herein.

                      "Commonly Controlled Entity":  an entity, whether or not
            incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

                      "Company Car Program":  the program (or any substantially
            similar successor program) in existence on the Effective Date pursuant to which the Company makes motor vehicles available for lease to certain current and former employees of the Company and its subsidiaries.

                      "Contractual Obligation":  as to any Person, any
            provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                      "D&P":  Duff & Phelps Credit Rating Company or its
            successors.

                      "D&P Bond Rating":  for any day, the rating of the
            Company's senior long-term unsecured debt by D&P in effect at 9:00 A.M., New York City time, on such day. If D&P shall have changed its system of classifications after the date hereof, the D&P Bond Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

                      "Default":  except as otherwise provided in Section 7(c),
            any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or the happening of any other condition, has been satisfied.

                      "Dollars" or "$":  lawful currency of the United States.

                      "Effective Date":  the date on which all of the
            conditions set forth in subsection 4.1 have been satisfied.

                      "Environmental Laws":  any and all Federal, foreign,
            state, local and municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees and requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including, without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

                      "ERISA":  the Employee Retirement Income Security Act of
            1974, as amended from time to time.

                      "Eurodollar Loans":  Loans at such time as they are made
            and/or being maintained at a rate of interest based upon the LIBO Rate.

                      "Eurodollar Tranche":  the collective reference to
            Eurodollar Loans whose Interest Periods begin on the same date and end on the same later date (whether or not such Eurodollar Loans originally were made on the same day).

                      "Eurostar":  Eurostar Automobilwerk Gesellschaft mbH &
            Co. K-G, an Austrian corporation.

                      "Event of Default":  except as otherwise provided in
            Section 7(c), any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or the happening of any other condition, has been satisfied.

                      "Excluded Subsidiaries":  Chrysler Technologies, each of
            its subsidiaries, CFC, each of its subsidiaries, each Receivable Finance Company and the Car Rental Operations.

                      "Execution Date": the date on which the conditions set
            forth in subsection 4.1(a)(ii) have been satisfied.

                      "Existing Credit Agreement":  the Second Amended and
            Restated Credit Agreement dated as of June 30, 1993 among the Company, the financial institutions parties thereto and Chemical, as agent, as amended through the date hereof.

                      "Federal Funds Effective Rate":  as defined in the
            definition of Base Rate.

                      "Fitch":  Fitch Investors Service, Inc. or its successors.

                      "Fitch Bond Rating":  for any day, the rating of the
            Company's senior long-term unsecured debt by Fitch in effect at 9:00 A.M., New York City time, on such day. If Fitch shall have changed its system of classifications after the date hereof, the Fitch Bond Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

                      "GAAP":  generally accepted accounting principles in the
            United States of America in effect from time to time, except that for purposes of determining compliance with the covenants set forth in subsections 6.1 and 6.2(n), "GAAP" shall mean generally accepted accounting principles in the United States of America in effect on December 31, 1993 applied consistently with those used in compiling the audited financial statements referred to in subsection 3.1.

                      "Governmental Authority":  any nation or government, any
            state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                      "Guaranty":  any guaranty by any Person of Indebtedness
            or other obligations of any other Person or any assurance with respect to the financial condition of any other Person (including, without limitation, any purchase or repurchase agreement, any indemnity or any keep-well, take-or-pay, through-put or other arrangement having the effect of assuring or holding harmless any third Person against loss with respect to any Indebtedness or other obligation of such other Person) except indorsements of negotiable instruments for collection in the ordinary course of business.

                      "Hazardous Materials":  any hazardous materials,
            hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

                      "Indebtedness":  without duplication: (a) any
            indebtedness of the Company or any of its Subsidiaries for borrowed money or for the deferred purchase price of property or services,
            (b) any withdrawal obligation of the Company or any of its Subsidiaries to a Multiemployer Plan, (c) all Capital Lease Obligations of the Company and its Subsidiaries, (d) all liabilities of the types described in clauses (a) through (c) of this definition entitled to the benefits of any Guaranty by the Company or any of its Subsidiaries and (e) all liabilities secured by any Lien on any property owned by the Company or any of its Subsidiaries even though the Company or such Subsidiary has not assumed or otherwise become liable for the payment thereof, in each case to be determined on a consolidated basis in accordance with GAAP; provided, however, that the term "Indebtedness" shall not include short-term obligations (including Guaranties in respect thereof) payable to suppliers incurred in the ordinary course of business; and provided, further, that for purposes of subsection 6.1, "Indebtedness" shall include obligations of the types described in clauses (a) through (e) of this definition of Chrysler Technologies and its subsidiaries.

                      "Interest Payment Date":  (a) with respect to any
            Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (b) with respect to any Eurodollar Loan having an Interest Period longer than three months, the day which is three months after the first day of such Interest Period, and the last day of such Interest Period, (c) with respect to any Base Rate Loan, the last day of each March, June, September and December to occur while such Base Rate Loan is outstanding and the Termination Date and (d) with respect to all Eurodollar Loans, the date of any repayment, prepayment or conversion thereof. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                      "Interest Period": with respect to any Eurodollar Loan:

                      (i) initially, the period commencing on the borrowing or
            conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                      (ii) thereafter, each period commencing on the last day
            of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

            provided, that the foregoing provisions are subject to the following:

                      (A) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                      (B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                      (C) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date.

                      "Level":  any of Level I, Level II, Level III, Level IV,
            Level V or Level VI.

                      "Level I":  (i) an S&P Bond Rating of A+, (ii) a Moody's
            Bond Rating of A1, (iii) a D&P Bond Rating of A+ and (iv) a Fitch Bond Rating of A+.

                      "Level II":  (i) an S&P Bond Rating of A, (ii) a Moody's
            Bond Rating of A2, (iii) a D&P Bond Rating of A and (iv) a Fitch Bond Rating of A.

                      "Level III":  (i) an S&P Bond Rating of A-, (ii) a
            Moody's Bond Rating of A3, (iii) a D&P Bond Rating of A- and (iv) a Fitch Bond Rating of A-.

                      "Level IV":  (i) an S&P Bond Rating of BBB+ or BBB, (ii)
            a Moody's Bond Rating of Baa1 or Baa2, (iii) a D&P Bond Rating of BBB+ or BBB and (iv) a Fitch Bond Rating of BBB+ or BBB.

                      "Level V":  (i) an S&P Bond Rating of BBB-, (ii) a
            Moody's Bond Rating of Baa3, (iii) a D&P Bond Rating of BBB- and
            (iv) a Fitch Bond Rating of BBB-.

                      "Level VI":  (i) an S&P Bond Rating of BB+ or lower (or
            unrated by S&P), (ii) a Moody's Bond Rating of Ba1 or lower (or unrated by Moody's), (iii) a D&P Bond Rating of BB+ or lower (or unrated by D&P) and (iv) a Fitch Bond Rating of BB+ or lower (or unrated by Fitch).

                      "LIBO Rate":  with respect to each day during each
            Interest Period for any Eurodollar Loan, the rate per annum equal to the quotient of (a) the average (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of one percent) of the respective rates notified to the Agent by each Reference Bank as the rate per annum at which such Reference Bank is offered Dollar deposits two Business Days prior to the beginning of such Interest Period in the London interbank market at approximately 11:00 A.M., London time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of such Reference Bank to be outstanding during such Interest Period, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements current on the date two Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System (such LIBO Rate to be adjusted to the next higher 1/100 of one percent).

                      "Lien":  (a) any judgment lien or execution, attachment,
            levy, distraint or similar legal process or (b) any mortgage, pledge, hypothecation, assignment, lien, charge, encumbrance or other security interest of any kind or nature whatsoever (including, without limitation, the interest of the lessor under any capital lease and the interest of the seller under any conditional sale or other title retention agreement), which secures or purports to secure any Indebtedness or other indebtedness or obligations.

                      "Loans":  shall have the meaning set forth in subsection
            2.1(a).

                      "Moody's":  Moody's Investors Service, Inc. or its
            successors.

                      "Moody's Bond Rating":  for any day, the rating of the
            Company's senior long-term unsecured debt by Moody's in effect at 9:00 A.M., New York City time, on such day. If Moody's shall have changed its system of classifications after the date hereof, the Moody's Bond Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

                      "Multiemployer Plan":  a Plan which is a multiemployer
            plan as defined in Section 4001(a)(3) of ERISA.

                      "New Bank":  as defined in subsection 9.9.

                      "New Venture Gear":  New Venture Gear, Inc., a Delaware
            corporation.

                      "Note":  as defined in subsection 9.6(g).

                      "Pentastar":  Pentastar Transportation Group, Inc., an
            Oklahoma corporation.

                      "Permitted Encumbrances":  (a) Liens for taxes not yet
            due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP,
            (b) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings and (c) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount in relation to the value of the property subject thereto and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company.

                      "Person":  an individual, partnership, corporation,
            business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                      "Plan":  at a particular time, any employee benefit plan
            which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as such term is defined in Section 3(5) of ERISA.

                      "Rating Agencies":  the collective reference to D&P,
            Fitch, Moody's and S&P.

                      "Receivable Finance Company":  any corporation
            substantially all of the assets of which constitute receivables arising out of the making of loans to Persons to finance the acquisition of tangible property.

                      "Reference Banks":  Chemical, Royal Bank of Canada and
            NBD Bank N.A., or such successor bank as shall be chosen in accordance with subsection 2.9(c).

                      "Regulation G":  Regulation G of the Board of Governors
            of the Federal Reserve System, as from time to time in effect.

                      "Regulation T":  Regulation T of the Board of Governors
            of the Federal Reserve System, as from time to time in effect.

                      "Regulation U":  Regulation U of the Board of Governors
            of the Federal Reserve System, as from time to time in effect.

                      "Regulation X":  Regulation X of the Board of Governors
            of the Federal Reserve System, as from time to time in effect.

                      "Required Banks":  at a particular time, Banks having at
            least 51% of the aggregate amount of the Commitments at such time or, if the Commitments have expired or been terminated, Banks holding at least 51% of the outstanding principal amount of the Loans.

                      "Requirement of Law":  as to any Person, the certificate
            of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                      "Responsible Officer":  at a particular time, the Chief
            Financial Officer, the Treasurer or the Controller of the Company.

                      "S&P":  Standard & Poor's Ratings Group or its successors.

                      "S&P Bond Rating":  for any day, the rating of the
            Company's senior long-term unsecured debt by S&P in effect at 9:00 A.M., New York City time, on such day. If S&P shall have changed its system of classifications after the date hereof, the S&P Bond Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

                      "Status":  as to the Company, the existence of Level I,
            Level II, Level III, Level IV, Level V or Level VI, as the case may be. For the purposes of this definition, "Status" will be set at the lowest Level assigned to the Company by any Rating Agency, unless only one Rating Agency has assigned such Level to the Company, in which case the Status will be set at the second lowest Level assigned to the Company by any Rating Agency. Status I shall be deemed to be the highest Level and Status VI shall be deemed to be the lowest Level. Notwithstanding the foregoing, if on the Effective Date the Company's Status shall be Level IV, but would be Level III if one Rating Agency were to rate the Company at a higher Level, then the Company's Status shall nevertheless be set at Level III; provided, that on and after the first date subsequent to the Effective Date on which either (a) the Company's Status as determined pursuant to the preceding sentence shall be increased above Level IV or (b) any Rating Agency shall lower its bond rating, Status shall be determined in accordance with the immediately preceding sentence.

                      "Subsidiary":  at a particular time, any corporation
            included as a consolidated subsidiary of the Company in the financial statements contained in the most recent annual report filed by the Company with the Securities and Exchange Commission on Form 10-K pursuant to the Securities Exchange Act of 1934, as amended, provided that no Excluded Subsidiary shall be or, for any reason, become a Subsidiary for purposes of this Agreement. "Significant Subsidiary" shall mean, at a particular time, Chrysler Canada and Chrysler Mexico and any other Subsidiary the assets of which then constitute at least 10% of the consolidated assets of the Company and its Subsidiaries. "Wholly-owned Subsidiary" shall mean any Subsidiary at least 90% of whose capital stock having ordinary voting power for the election of directors is owned, directly or indirectly, by the Company.

                      "Termination Date":  the fifth anniversary of the
            Execution Date, or such earlier date as the Commitments shall terminate as provided herein.

                      "Total Capitalization":  the sum of Indebtedness and Total
            Shareholders' Equity.

                      "Total Shareholders' Equity":  the sum of (i) the par
            value (or stated value on the books of the Company) of the capital stock of the Company, (ii) the par value (or stated value on the books of the Company) of the preferred stock of the Company, (iii) the aggregate amount of additional paid-in capital of the Company and (iv) retained earnings (or minus accumulated deficit) of the Company less (v) treasury stock (at cost) of the Company, each of clauses (i) through (v) of this definition determined in accordance with GAAP and, to the extent not inconsistent with GAAP, in accordance with the Company's past practices. For the purposes of this definition, the Company's investments in CFC and the Car Rental Operations shall be accounted for on an equity basis rather than as consolidated subsidiaries.

                      "Transferred Commitment":  as defined in subsection
            2.17(a).

                      "Type":  as to any Loan, its nature as a Base Rate Loan
            or a Eurodollar Loan.

                      "Utilization Fee Rate":  a rate per annum equal to 1/8 of
            1%.

                      1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                      (b) As used herein and in any Notes, and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its subsidiaries not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. The covenant contained in subsection 5.1 that the financial statements furnished to the Banks for the first three quarterly periods of each fiscal year of the Company be prepared in accordance with GAAP shall not be construed to mean that the technical presentation of such financial statements need be in accordance with GAAP, so long as the presentation (with respect to such matters as the presence or absence of footnotes, captions and the like) of such financial statements is in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                      (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.


                SECTION 2.  AMOUNT AND TERMS OF THE COMMITMENTS

                      2.1 The Commitments. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make revolving credit loans ("Loans") to the Company from time to time during the Commitment Period with respect to such Bank's Commitment in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name in Schedule I, as such amount may be reduced or increased as provided herein or as such amount may be reduced or increased by a Transferred Commitment made or withdrawn, respectively, pursuant to subsection 2.17. During such Commitment Period, the Company may use such Commitment by borrowing, prepaying the Loans of such Bank in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

                      (b) The Loans may be Base Rate Loans or Eurodollar Loans, or any combination thereof, as determined by the Company and notified to the Agent in accordance with subsection 2.3, provided that no Eurodollar Loans shall be made during any period commencing with the day following the day that is one month prior to the Termination Date and ending on the Termination Date.

                      2.2 Repayment of Loans; Evidence of Debt. (a) The Company shall repay to the Agent for the account of each Bank all outstanding Loans (together with all accrued unpaid interest thereon) on the last day of the Commitment Period of such Bank. The Company shall pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.8.

            (b) (i) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to the appropriate lending office of such Bank resulting from each Loan made by such lending office of such Bank from time to time, including the amounts of principal and interest payable and paid to such lending office of such Bank from time to time under this Agreement.

            (ii) The Agent shall maintain the Register pursuant to subsection 9.6(d), and a subaccount for each Bank, in which Register and subaccounts (taken together) shall be recorded (A) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period (if any) applicable thereto,
(B) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder and (C) the amount of any sum received by the Agent hereunder from the Company and each Bank's share thereof.

            (iii) The entries made in the Register and accounts maintained pursuant to paragraphs (i) and (ii) of this subsection 2.2 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Bank or the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to the Company by such Bank in accordance with the terms of this Agreement.

                      2.3 Procedure for Borrowing. (a) The Company may borrow under the Commitments during the Commitment Period on any Business Day, provided, that the Company shall give the Agent irrevocable notice (which notice must be received by the

Agent prior to 10:00 A.M., New York City time, (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans and (ii) two Business Days prior to the requested Borrowing Date, in the case of Base Rate Loans) specifying (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be of Eurodollar Loans or Base Rate Loans and (D) if the borrowing is to be of Eurodollar Loans, the duration of the Interest Period with respect thereto. Upon receipt of such notice the Agent shall promptly notify each Bank thereof. Not later than 12:00 noon, New York City time, on the Borrowing Date specified in such notice, each Bank shall (except as provided in paragraph (b) below) make an amount equal to the amount of the Loan to be made by such Bank available to the Agent for the account of the Company at the office of the Agent specified in subsection 9.2 in funds immediately available to the Agent. Such borrowing will then be made available to the Company by the Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent. Each borrowing of Base Rate Loans shall be in an aggregate principal amount not less than the lesser of (i) $25,000,000 and (ii) the amount of the undrawn Commitments pursuant to subsection 2.1(a). Each borrowing of Eurodollar Loans shall be in an aggregate principal amount not less than $25,000,000.

                      (b) Unless the Agent shall have received notice from a Bank prior to a Borrowing Date that such Bank will not make available to the Agent such Bank's ratable portion of such borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such borrowing in accordance with subsection 2.3(a), and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If the Agent does, in such circumstances, make available to the Company such amount, such Bank shall within three Business Days following such Borrowing Date make such ratable portion available to the Agent, together with interest thereon for each day from and including such Borrowing Date that such ratable portion was not made available, at the Federal Funds Effective Rate. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on such Borrowing Date for all purposes of this Agreement. If such amount is not so made available to the Agent, then the Agent shall notify the Company of such failure, and on the fourth Business Day following such Borrowing Date the Company shall pay to the Agent such ratable portion, together with interest thereon for each day that the Company had the use of such ratable portion, at the Federal Funds Effective Rate. Nothing contained in this subsection 2.3(b) shall relieve any Bank which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

                      (c) The failure of any Bank to make the Loan to be made by it on any Borrowing Date shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on such Borrowing Date.

                      2.4 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Base Rate Loans to

Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Loans and/or Base Rate Loans may be converted as provided herein, provided that
(i) no Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Banks have determined in its or their sole discretion not to permit such a conversion and (ii) no Base Rate Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                      (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving irrevocable notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Banks have determined in its or their sole discretion not to permit such a continuation or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Company shall fail to give such notice or if such continuation is not permitted such Eurodollar Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                      (c) Notwithstanding anything to the contrary in this subsection 2.4, all continuations and conversions hereunder shall be in such amounts so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising any Eurodollar Tranche shall not be less than $25,000,000.

                      2.5 Fees. (a) The Company agrees to pay to the Agent, for the account of each Bank, a commitment fee computed for each day during the Commitment Period at a rate per annum equal to the Commitment Fee Rate in effect for such day on the amount of the Available Company/CFC Commitment of such Bank on such day, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date. Commitment fees that are not paid when due shall bear interest, payable on demand, from the date when due until paid in full (both before and after judgment) at a fluctuating rate per annum equal to 2% per annum plus the Base Rate.

                      (b) The Company agrees to pay to the Agent, for the account of each Bank, a utilization fee for each day during the Commitment Period on which the aggregate principal amount of the Loans then outstanding is greater than 50% of the Commitments then in effect. Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date and shall be computed for each day during such period at a rate per annum equal to the Utilization Fee Rate on the aggregate principal amount of the Eurodollar Loans then outstanding. Utilization fees that are not paid when due shall bear interest, payable on demand, from the date when due until paid in full (both before and after judgment) at a fluctuating rate per annum equal to 2% per annum plus the Base Rate.

                      2.6 Termination or Reduction of Commitments. The Company shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or, from time to time, reduce the amount of the Commitments to an amount not less than the aggregate principal amount of the Loans then outstanding, if any, after giving effect to any contemporaneous prepayment thereof permitted under subsection 2.7. Upon receipt of such notice the Agent shall promptly notify each Bank thereof. Any such reduction shall be in an amount equal to $25,000,000 or a multiple of $1,000,000 in excess thereof and shall reduce permanently the amount of the Commitments then in effect. Any termination of the Commitments shall be accompanied by prepayment in full of the Loans, together with accrued interest thereon to the date of such prepayment, and the prepayment of any unpaid commitment fee and utilization fee then accrued hereunder and the payment of any other amounts due pursuant to subsection 2.15.

                      2.7 Prepayments. The Company may, at its option at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, subject to the provisions of subsection 2.15, upon at least four Business Days' notice to the Agent specifying the date and amount of prepayment, provided that each partial prepayment of the Loans shall be in an aggregate amount equal to $25,000,000 or a multiple of $1,000,000 in excess thereof, and provided, further, that after giving effect to any prepayment of Eurodollar Loans, the aggregate principal amount of the Eurodollar Loans comprising any outstanding Eurodollar Tranche shall not be less than $25,000,000. Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. Such notice shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to such date on the amount prepaid.

                      2.8 Interest Rate and Payment Dates. (a) The Eurodollar Loans shall bear interest for each day during each Interest Period therefor on the unpaid principal amount thereof at a rate per annum equal to the LIBO Rate determined for such Interest Period in accordance with the terms hereof plus the Applicable Eurodollar Margin in effect on the first day of such Interest Period.

                      (b) The Base Rate Loans shall bear interest on the unpaid principal amount thereof, for each day from the date such Base Rate Loans are made until the maturity thereof (whether at the stated maturity, by acceleration or otherwise) at a rate per annum equal to the Base Rate for such day.

                      (c) If all or a portion of (i) the principal amount of any of the Loans or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such overdue amount shall bear interest for each day from the date of such non-payment until paid in full (both before and after judgment) at a rate per annum equal to 2% per annum plus the Base Rate for such day, provided that if such overdue amount is of the principal amount of any Eurodollar Loans and the due date therefor is other than the last day of the Interest Period with respect thereto, such Eurodollar Loans shall bear interest from the date that such principal amount was due to the last day of such Interest Period at a rate per annum which is 2% per annum plus the LIBO Rate determined for such Interest Period in accordance with the terms hereof plus the highest possible Applicable

Eurodollar Margin and for each day thereafter at 2% per annum plus the Base Rate for such day until paid in full (both before and after judgment).

                      (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph
(c) of this subsection shall be payable on demand.

                      2.9 Computation of Interest and Fees. (a) Interest in respect of Base Rate Loans and fees shall be calculated on the basis of a 365 or 366-day year, as the case may be, for the actual days elapsed. Interest in respect of Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall, as soon as practicable, notify the Company and the Banks of each determination of the LIBO Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall become effective as provided herein. The Applicable Eurodollar Margin with respect to Eurodollar Loans that is in effect on the first day of any Interest Period with respect to such Eurodollar Loans shall remain in effect throughout such Interest Period. The Agent shall notify the Company and the Banks of the effective date and the amount of each such change.

                      (b) Each determination, pursuant to and in accordance with any provision of this Agreement, of an interest rate applicable to a Eurodollar Loan for any Interest Period by the Agent, and each determination by a Reference Bank of a rate with respect to a Eurodollar Loan for any Interest Period to be notified to the Agent pursuant to the definition of "LIBO Rate", shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations given by the Reference Banks and the computation used by the Agent in determining the LIBO Rate.

                      (c) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or, as the case may be, all Loans made by it are assigned, or prepaid or repaid (otherwise than on the ratable prepayment or repayment of the Loans among the Banks) for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and, if as a result of the foregoing, there shall only be one Reference Bank remaining, then the Agent (after consultation with the Company and the Banks) shall, as soon as practicable thereafter, by notice to the Company and the Banks, designate another Bank that is willing to act as a Reference Bank so that there shall at all times be at least two Reference Banks. In acting so to designate another Bank to serve as a Reference Bank, the Agent will use its best efforts to ensure that one Reference Bank will, at all times, be a Bank that has its headquarters office located outside the United States.

                      (d) If any of the Reference Banks shall be unable or shall otherwise fail to provide notice of a rate to the Agent with respect to a Eurodollar Loan, the LIBO Rate shall be determined on the basis of the rates provided in notices of the remaining Reference Banks.

                      2.10 Inability to Determine Interest Rate. In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable pursuant to subsection 2.8(a) or (ii) the Required Banks shall have determined (which determination shall be conclusive and binding upon the Company) and shall notify the Agent that the LIBO Rate applicable pursuant to subsection 2.8(a) does not adequately cover the cost to the Banks of making or maintaining Eurodollar Loans, the Agent shall forthwith give telecopy notice of such determination to the Company and the Banks at least one Business Day prior to the first day of the proposed Interest Period for such Eurodollar Loans. If such notice is given (x) any Eurodollar Loans requested to be made or continued on the first day of such Interest Period shall be made as or converted into Base Rate Loans and (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Company have the right to convert Base Rate Loans to Eurodollar Loans.

                      2.11 Pro Rata Treatment and Payments. (a) Each borrowing (except borrowings pursuant to subsection 9.9 or 9.10) by the Company from the Banks, each payment (including each prepayment) by the Company on account of principal and fees (except for payments to a particular Bank pursuant to or as a result of subsection 2.12, 2.13, 2.14 or 2.15), each transfer or withdrawal of any Transferred Commitment pursuant to subsection 2.17, and any reduction of the amount of the Commitments of the Banks hereunder (except for a Commitment reduction or termination pursuant to subsection 2.14), shall be made pro rata according to the amounts of the then existing Commitments. Each payment by the Company on account of interest shall be made pro rata according to the respective amounts thereof then due and owing to each Bank. All payments (including prepayments) by the Company hereunder shall be made without set-off or counterclaim to the Agent for the account of the Banks at the office of the Agent referred to in subsection 9.2 in lawful money of the United States of America and in immediately available funds. The Agent shall distribute such payments to each Bank promptly upon receipt in like funds as received. If any payment hereunder (other than a payment in respect of a Eurodollar Loan) becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon will be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

                      (b) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent the Company shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from and including the date such amount is distributed to such Bank to but excluding the date such Bank repays such amount to the Agent at the Federal Funds Effective Rate for each such day. Nothing contained in this subsection 2.11(b) shall relieve the Company from its obligations to make payments on all amounts due hereunder in accordance with the terms hereof.

                      2.12 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and all subsequent Loans made by such Bank shall be made as Base Rate Loans and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 2.15.


                      2.13 Requirements of Law. In the event that the adoption of or any change in any law, regulation, treaty or directive or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                       (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loans, or change the basis of taxation of payments to such Bank of principal, commitment fee, utilization fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Bank); or

                      (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the LIBO Rate hereunder; or

                     (iii)  shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, converting into, continuing or maintaining Eurodollar Loans or maintaining its Commitment, or to reduce any amount receivable thereunder then, in any such case, the Company shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable which such Bank deems to be material as determined by such Bank with respect to this Agreement, any Note or the Loans. If a Bank becomes entitled to claim any additional amounts pursuant to this subsection 2.13, it shall promptly notify the Company, through the Agent, of the event by reason of which it has become so entitled. At the time of such notification such affected Bank shall provide the Company with a written statement, which shall be conclusive in the absence of manifest error, setting forth the amount that would adequately compensate such affected Bank for such additional cost or reduction in amounts receivable and setting forth in reasonable detail the assumptions upon which such affected Bank calculated such amount. The agreements in this subsection shall survive the termination of this Agreement, the termination of the Commitments and the payment of the Loans and all other amounts payable hereunder.

                      2.14 Capital Adequacy. In the event the Board of Governors of the Federal Reserve System, the Comptroller of the Currency or other domestic or foreign Governmental Authority having jurisdiction with respect to the matters referred to below shall, pursuant to any Capital Adequacy Law (as hereinafter defined), in the opinion of counsel for any Bank (which may, in the discretion of such Bank, be such Bank's internal counsel), require (whether or not such requirement has the force of law) that the Commitment of such Bank under this Agreement (plus the amount of any Transferred Commitment) be treated as an asset or otherwise be included for purposes of calculating the amount of capital to be maintained by such Bank or any corporation controlling such Bank (such requirement, a "Capital Adequacy Law"), and such Bank shall determine that, as a result of any change in any Capital Adequacy Law subsequent to the Execution Date, the cost to such Bank of maintaining its Commitment (plus the amount of any Transferred Commitment) shall be increased by an amount which such Bank determines to be material, such affected Bank shall so notify the Company and the Agent within ninety (90) days of such determination (the date of such determination, the "Determination Date"). At the time of such notification such affected Bank shall provide the Company with a written statement setting forth the amount that would adequately compensate such affected Bank for the costs associated with such change in Capital Adequacy Law and setting forth in reasonable detail the assumptions upon which such affected Bank calculated such amount, and a copy of the opinion of counsel referred to in the preceding sentence, provided that such affected Bank shall not be required to disclose information not made available to the public. The Company and such affected Bank shall thereafter negotiate in good faith an agreement to increase the commitment fee payable to such affected Bank under this Agreement, which, in the opinion of such affected Bank, will adequately compensate such affected Bank for such costs so long as such change in Capital Adequacy Law is in effect and continues to increase the costs to such Bank of maintaining its Commitment (plus the amount of any Transferred Commitment). If such increase is approved in writing by the Company within forty-five (45) days from the date of the notice to the Company from such affected Bank, the commitment fee payable by the Company under this Agreement shall, effective from (i) the Determination Date or, if such change in Capital Adequacy Law shall not become effective until a date which is later than the Determination Date, from such later date or (ii) such other date as shall be mutually agreed upon between the Company and such affected Bank, include the amount of such agreed increase, and the Company will so notify the Agent. If the Company and such affected Bank are unable to agree on such an increase within forty-five (45) days from the date of the notice to the Company from such affected Bank, the Company shall, by written notice to such affected Bank within fifty (50) days from the date of the aforesaid notice to the Company from such affected Bank, elect either to (a) terminate the Commitment (including the amount of any Transferred Commitment) of such affected Bank concurrently with the execution by one or more New Banks or Banks of supplements hereto, substantially in the form of Exhibit B or Exhibit C, as the case may be, and, in the case of any New Bank, such New Bank becoming a party hereto pursuant to subsection 9.9, and the sum of such New Banks' Commitments and Banks' increases in their Commitments shall be in an aggregate amount at least equal to the Commitment of such affected Bank immediately prior to its termination, and the sum of such New Banks' Transferred Commitments and Banks' increases in their Transferred Commitments shall be in an aggregate amount at least equal to the Transferred Commitment of such affected Bank immediately prior to its termination, (b) increase the commitment fee payable to such affected Bank by the amount and for the time period requested by such affected Bank, or (c) extend the period of negotiation for a further forty-five (45) day period to commence the forty-sixth day after the date of notice from such affected Bank. At the end of such second forty-five (45) day period the Company shall by written notice to such affected Bank elect either clause (a) or clause (b) of the preceding sentence, provided that if the Company elects clause (b) at such time it shall pay to the affected Bank an increase in commitment fee by the amount requested by such Bank and for the time period requested by such Bank. Without limiting the foregoing if the Company elects to take the action described in clause (b) of the second preceding sentence, it may simultaneously therewith reduce the Commitment of such affected Bank by an amount chosen by the Company, provided that concurrently therewith one or more New Banks or Banks shall have executed supplements, substantially in the form of Exhibit B or Exhibit C, as the case may be, and, in the case of any New Bank, become a party hereto pursuant to subsection 9.9, and the sum of such New Banks' Commitments and Banks' increases in their Commitments shall be in an aggregate amount at least equal to such reduction in the Commitment of such affected Bank, and the sum of such New Banks' Transferred Commitments and Banks' increases in their Transferred Commitments shall be in an aggregate amount at least equal to such reduction in the Transferred Commitment of such affected Bank. If the Company fails to provide notice to such affected Bank as described in the third preceding sentence by such fiftieth day, the Company shall be deemed to have taken the action described in clause (b) above. The agreements in this subsection shall survive the termination of this Agreement, the termination of the Commitments and the payment of the Loans and all other amounts payable hereunder.

                      2.15 Indemnity. The Company agrees to indemnify each Bank against and to hold each Bank harmless from any loss or reasonable expense which such Bank may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Eurodollar

Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement, the termination of the Commitments and the payment of the Loans and all other amounts payable hereunder.

                      2.16 Use of Proceeds. The proceeds of the Loans shall be used by the Company for general corporate purposes including, without limitation, the funding of acquisitions.

                      2.17 Transfer of Commitments to CFC. (a) From time to time prior to the Termination Date, the Company may, by giving four Business Days' notice to the Agent, each Bank and CFC (which notice shall, upon the expiration of said four-Business Day period, supersede and cancel all prior notices given under this subsection), consent to the transfer to and the borrowing by CFC under CFC's Fourth Amended and Restated Commitment Transfer Agreement with the Banks dated as of May 23, 1994 (as amended, restated, supplemented or otherwise modified from time to time, the "CFC Commitment Transfer Agreement"), of such portion of the Available Company/CFC Commitments as may be specified in such notice (as to each Bank, its "Transferred Commitment"; collectively, for all Banks, the "Transferred Commitments"), provided that the amount of such Transferred Commitment of any Bank shall in no case exceed 50% of the then outstanding Commitment of such Bank. As of the Effective Date, the Transferred Commitments shall be zero, unless the Company shall have delivered a notice pursuant to the foregoing sentence at least four Business Days prior to the Effective Date. Each notice given pursuant to this subsection 2.17(a) shall indicate the Transferred Commitments and, as to each Bank, its pro rata Transferred Commitment, and the pro rata Transferred Commitment of each Bank shall have been previously reviewed by the Agent.

                      (b) The Company may, by giving thirty days' written notice to the Agent, each Bank and CFC, withdraw any consent to borrowing by CFC given in accordance with subsection 2.17(a) in respect of any portion of the Transferred Commitments not utilized by CFC as of the date of such notice.

                      (c) At any time a notice given in accordance with subsection 2.17(a) is in effect and the Available Company/CFC Commitments are increased in accordance with subsection 9.9 or 9.10, the Company shall as of the effective date of such increase give notice in accordance with subsection 2.17(a) and comply with the notice requirement of subsection 2.17(b), if applicable.

                      (d) The Company shall continue to pay the commitment fee required pursuant to subsection 2.5 in relation to the Available Company/CFC Commitments, including any Transferred Commitments.

                   SECTION 3.  REPRESENTATIONS AND WARRANTIES

                      In order to induce the Banks to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to the Agent and to each Bank that:

                      3.1 Financial Condition. The consolidated balance sheet of the Company and its subsidiaries as at December 31, 1993 and the related consolidated statements of income and changes in financial position for the fiscal year ended on such date, certified by Deloitte & Touche, copies of which, as contained in or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, have heretofore been furnished to each Bank, present fairly the consolidated financial position of the Company and its subsidiaries as at such date, and the consolidated results of their operations and changes in cash flow for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its subsidiaries as at March 31, 1994, and the related consolidated statements of income and changes in financial position for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been delivered to each Bank, present fairly the consolidated financial position of the Company and its subsidiaries as at such date, and the consolidated results of their operations and changes in cash flow for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. As at December 31, 1993, neither the Company nor any of its subsidiaries had any asset, liability, contingent obligation, liability for taxes, long-term lease or unusual forward or long-term commitment material to the financial condition of the Company and its subsidiaries taken as a whole, which was not reflected (i) in the foregoing statements or in the notes thereto or (ii) in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

                      3.2 No Change. Between March 31, 1994 and the Effective Date, there will have been no material adverse change in the business, operations, property or financial condition of the Company and its subsidiaries taken as a whole.

                      3.3 Corporate Existence. The Company and each of its Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

                      3.4 Corporate Authorization; No Violation. The execution, delivery and performance by the Company of this Agreement and any Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene any Requirement of Law or Contractual Obligation of the Company or any of its Subsidiaries or result in the creation of a Lien on any of their respective assets.

                      3.5 Government Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Company for the due execution, delivery and performance by the Company of this Agreement or any Notes.

                      3.6 Federal Regulations. Neither the Company nor any of its Subsidiaries is principally engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U, T, G or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any borrowing hereunder will be used in violation of Regulation U or X of the Board of Governors of the Federal Reserve System. If requested by the Agent or any Bank at any time, the Company will furnish to the Agent and each Bank a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U.

                      3.7 Enforceable Obligations. This Agreement has been duly executed and delivered on behalf of the Company, and this Agreement constitutes, and any Notes, when executed and delivered, will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                      3.8 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement or any Notes or any of the transactions contemplated hereby or thereby, or (b) which would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

                      3.9 Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Company are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP, if any, have been provided on the books of the Company or its Subsidiaries, as the case may be).


                   SECTION 4.  CONDITIONS PRECEDENT TO LOANS

                      4.1 Conditions of Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

                      (a) Execution of Agreement and Addenda. (i) This Agreement shall have been executed and delivered by a duly authorized officer of each of the Company and the Agent and (ii) the Agent shall have received an executed Addendum (or a copy thereof by facsimile transmission) from each Person listed on
            Schedule I, provided, that, notwithstanding the foregoing, in the event that an Addendum has not been duly executed and delivered by each Person listed on Schedule I on the date (which shall be no earlier than the date hereof) on which this Agreement shall have been executed and delivered by each of the Company and the Agent, this Agreement shall, subject to satisfaction of the other conditions precedent set forth in this subsection 4.1, nevertheless become effective on such date with respect to those Persons which have executed and delivered an Addendum on or before such date if on such date the Company and the Agent shall have designated one or more Commercial Banks (the "Designated Banks") to assume, in the aggregate, all of the Commitments which would have been held by the Persons listed on
            Schedule I (the "Non-Executing Persons") which have not so executed an Addendum (subject to each such Designated Bank's prior written consent in its sole discretion and its execution of an Addendum).
            Schedule I shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Banks and the omission of the Non-Executing Persons as Banks hereunder. The Company acknowledges that each Person which has executed an Addendum shall constitute a "Bank" for the purposes of this Agreement.

                      (b) Closing Certificate. The Agent shall have received a certificate of the Company, dated the Effective Date, substantially in the form of Exhibit H, with appropriate insertions, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company, and attaching the documents referred to in subsection 4.1(c) and (d).

                      (c) Corporate Proceedings of the Company. The Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Company (or a duly authorized committee thereof, in which case such resolutions shall be accompanied by evidence of the authority of such committee to act in regard to such matters) authorizing (i) the execution, delivery and performance of this Agreement and (ii) the borrowings contemplated hereunder.

                      (d) Corporate Documents. The Agent shall have received true and complete copies of the certificate of incorporation and by-laws of the Company.

                      (e) Legal Opinions. The Agent shall have received the following executed legal opinions, with a copy for each Bank:

                            (i) the executed legal opinion of Simpson Thacher & Bartlett, counsel to the Agent, substantially in the form of Exhibit D; and

                            (ii) the executed legal opinion of William J. O'Brien, General Counsel of the Company, which General Counsel is hereby instructed to prepare and deliver such legal opinion, substantially in the form of Exhibit E.

                      (f) Existing Credit Agreement. The Agent shall have received satisfactory evidence that the Existing Credit Agreement shall have been terminated pursuant to an irrevocable notice of termination of commitments and that any amounts owing thereunder (including, without limitation, accrued unpaid commitment fees thereunder through the Effective Date) by the Company shall have been (or shall upon the occurrence of the Effective Date be) paid in full. Without affecting any terms of the Existing Credit Agreement which expressly survive the termination of the Existing Credit Agreement, each Bank party to the Existing Credit Agreement hereby waives any requirement of advance notice of such termination contained in the Existing Credit Agreement and hereby agrees that the Existing Credit Agreement and the commitments thereunder (subject to receipt of any other required consents of any other Person) shall terminate simultaneously with the satisfaction by the Company of the conditions to effectiveness set forth in this subsection 4.1.

The Agent shall notify the Banks of the Effective Date promptly after the occurrence thereof, which notice shall be accompanied, if applicable, by a copy of Schedule I revised to give effect to any deemed amendments thereto made pursuant to subsection 4.1(a).

                      4.2 Conditions to All Loans. The obligation of each Bank to make any Loan (including any Loan on the Effective Date but excluding any conversion or continuation of any Loan pursuant to subsection 2.4) is subject to the satisfaction of the conditions precedent described in clauses
(a) and (b) below:

                      (a) Representations and Warranties. The representations and warranties made by the Company herein (except for the representations and warranties set forth in subsection 3.2) shall be true and correct in all material respects on and as of the Borrowing Date for such Loan as if made on and as of such date.

                      (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to the Loan to be made on such Borrowing Date.

Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company hereunder as of the date of each such borrowing that the conditions in clauses (a) and (b) above have been satisfied.


                       SECTION 5.  AFFIRMATIVE COVENANTS

                      The Company hereby agrees that from and after the Effective Date, so long as the Commitments remain in effect, any Loans remain outstanding and unpaid or any other amount is owing hereunder to any Bank or the Agent:

                      5.1 Financial Statements. The Company will furnish to each Bank:

                      (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its subsidiaries as at the end of such year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without qualification or exception by Deloitte & Touche or other independent public accountants of nationally recognized standing (other than a qualification or exception relating to a change in the application of accounting principles used by the Company and its subsidiaries, which change shall be concurred with by Deloitte & Touche or such other accountants, as the case may
            be); and

                      (b) as soon as available, but in any event within 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, a copy of the unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for the portion of the fiscal year through such date, setting forth in each case in comparative form such figures as of the end of and for the previous year, certified by a Responsible Officer;

all such financial statements shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except for such changes in accounting principles as may be approved by such Responsible Officer and concurred in by the Company's independent public accountants and disclosed therein).

                      5.2 Certificates; Other Information. The Company will furnish to each Bank:

                      (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a certificate of a Responsible Officer (i) stating that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in reasonable detail the calculations supporting such statement in respect of subsection 6.1;

                      (b) promptly after the same are sent, copies of all financial statements and reports which the Company sends to its common or preferred stockholders as a class, and promptly after the same are filed, copies of all regular or periodic reports which the Company may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                      (c) promptly, such additional financial and other information as the Agent or any Bank may from time to time reasonably request.

                      5.3 Accrual of Liabilities; Payment of Tax Liabilities. The Company will maintain, and cause each Significant Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of taxes and all other obligations, liabilities and claims and pay and discharge, and cause each Significant Subsidiary to pay and discharge, at or before their maturity, all taxes and other similar governmental levies, charges and imposts of any Governmental Authority except where the same are being contested in good faith by appropriate proceedings.

                      5.4 Maintenance of Corporate Existence; Compliance with Applicable Law; Maintenance of Properties. The Company will (a) maintain its corporate existence, rights and franchises necessary to continue its business and the corporate existence, rights and franchises necessary to continue the business of each Significant Subsidiary, provided that the foregoing shall not be a limitation on the right of the Company to discontinue any operations if in the opinion of the Company such discontinuance is in the best interest of the Company and would not materially affect the ability of the Company to pay its debts as they become due; (b) comply, and cause each Significant Subsidiary to comply, with all provisions of any applicable law, ordinance or governmental rule or regulation (including, without limitation, any Environmental Law or ERISA) to which it is subject, the failure to comply with which would in the aggregate materially and adversely affect the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole; and (c) maintain, and cause each Significant Subsidiary to maintain, the properties which are used or useful in its respective operations in good working order and condition.

                      5.5 Insurance. The Company will maintain, and cause each Significant Subsidiary to maintain, a program of insurance with financially sound and reputable companies in such form and upon such terms and in such amounts and against such risks (including liability for bodily injury and property damage) as in the reasonable opinion of the Company is available on commercially reasonable terms and will provide sound and reasonable protection for the Company's or such Significant Subsidiary's assets and operations. Notwithstanding the immediately preceding sentence, the Company and any Significant Subsidiary may implement a program of self-insurance against customary risks provided that such self-insurance program will provide sound and reasonable protection for the Company's or such Significant Subsidiary's assets and operations.

                      5.6 Notices. The Company will (a) promptly give notice in writing to the Agent (which shall promptly notify each Bank) of the occurrence of any Default or Event of Default, or of the occurrence of any event that would be an Event of Default under paragraph (c) of Section 7 but for the proviso therein contained, or of the commencement of (i) any material litigation or proceedings affecting the Company or any Significant Subsidiary or (ii) any dispute between the Company or any Significant Subsidiary and any Governmental Authority or any other party if such litigation, proceedings or dispute would reasonably be expected to result in any material adverse change in the business, operations, property or financial condition of the Company or any of its Significant Subsidiaries; and (b) as soon as possible, deliver to the Agent (which shall promptly notify each Bank) copies of any notices received by the Company of any failure or alleged failure to meet CAFE, emission or safety requirements that the Company reasonably deems to be material to the business, operations, property or financial condition of the Company.


                         SECTION 6.  NEGATIVE COVENANTS

                      The Company hereby covenants that, from and after the Effective Date, so long as the Commitments remain in effect, any Loans remain outstanding and unpaid or any other amount is owing hereunder to any Bank or the
Agent:

                      6.1 Indebtedness to Total Capitalization. The Company will not permit the ratio of Indebtedness to Total Capitalization as of the last day of any quarterly period of any fiscal year of the Company to be greater than 0.60 to 1.0.

                      6.2 Limitation on Liens. The Company will not, nor will it permit any Subsidiary (other than Eurostar and New Venture Gear) to, create, assume or incur or suffer to be created, assumed or incurred or to exist any Lien on any of its properties or assets, whether now owned or hereafter acquired, provided, however, that the foregoing restriction shall not apply to the following:

                      (a)  Liens existing on the Effective Date and described on
            Schedule II hereto;

                      (b) Liens on property or assets of any corporation existing at the time such corporation becomes a Subsidiary;

                      (c) Liens in favor of the Company or any Wholly-owned Subsidiary;

                      (d) Liens in favor of any Governmental Authority to secure progress, advance or other payments pursuant to any contract or provision of any statute;

                      (e) Liens (including, without limitation, the interest of the lessor under any capital lease) on property or assets (i) existing at the time of the acquisition thereof (including acquisition through merger or consolidation) or (ii) to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Indebtedness incurred prior to, at the time of, or within 150 consecutive days after, the acquisition or completion of such property or assets for the purpose of financing all or any part of the purchase price or construction cost thereof;

                      (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) through (e), inclusive; provided that (i) no such extension, renewal or replacement shall result in an increase in the liabilities secured thereby and (ii) such extension, renewal or replacement Lien shall be limited to all or a part of the same property that secured the Lien so extended, renewed or replaced (plus additions, accessions, replacements and improvements to such property);

                      (g) Liens in respect of judgments or awards or in respect of attachments (i) in an amount less than $25,000,000 for a period of 150 consecutive days after the same shall have been incurred or (ii) which shall have been stayed pending appeal or bonded and which the Company or such Subsidiary, as the case may be, shall, at the time, in good faith be contesting in appropriate proceedings;

                      (h) Liens on properties acquired for use as dealerships and incurred in the ordinary course of business by the Company or any Subsidiary;

                      (i) Liens in the form of pledges by Chrysler Mexico to financial institutions of Dollar or Mexican peso deposits or Dollar or Mexican peso certificates of deposit owned by Chrysler Mexico to secure Dollar or Mexican peso borrowings from such financial institutions by Chrysler Mexico;

                      (j)  Liens on (i) motor vehicles leased to employees and
            (ii) employee lease payments in connection with the Company Car Program to secure the purchase price of such motor vehicles;

                      (k) Assignments of rights under letters of credit issued in connection with export transactions;

                      (l) Transfers with or without recourse to financial institutions of receivables arising from sales of vehicles and parts in the ordinary course of business;

                      (m)  Permitted Encumbrances; and

                      (n) Liens (other than those permitted by clauses (a) through (m) above) securing liabilities of the Company or any of its Subsidiaries incurred after the Effective Date in an aggregate principal amount not to exceed at any one time outstanding 10% of Total Shareholders' Equity (as of the last day of the most recent fiscal quarter of the Company).

                      6.3 Limitation on Sales and Leasebacks. The Company will not, nor will it permit any Subsidiary (other than Eurostar and New Venture Gear) to, enter into any agreement with any Person (not including the Company or any Subsidiary) providing for the leasing by the Company or a Subsidiary of any real or personal property which has been owned and operated by the Company or any such Subsidiary for more than 150 consecutive days and which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such real or personal property (herein referred to as a "sale and leaseback transaction") unless the Company or such Subsidiary would be permitted to create Indebtedness secured by a Lien pursuant to subsection 6.2 on the real or personal property to be leased in an amount equal to such Indebtedness, if any, with respect to such sale and leaseback transaction; provided, that, in addition to the foregoing, the Company and each of its Subsidiaries may enter into sale and leaseback transactions so long as the aggregate book value of the real or personal property leased with respect thereto does not exceed at any one time outstanding $100,000,000 for the Company and all such Subsidiaries. Notwithstanding the provisions of this subsection, a sale of property and a leaseback thereof pursuant to an operating lease (that is, a lease which under GAAP would not be capitalized on the books of the lessee) thereof shall not be deemed to be a sale and leaseback transaction.

                      6.4 Limitation on Fundamental Changes. The Company will not, nor will it permit any Significant Subsidiary to, merge or consolidate with or into any other corporation, nor will the Company or any Significant Subsidiary enter into any Material Asset Disposition (as hereinafter defined) except that:

                      (a)  any Significant Subsidiary may merge or consolidate
            (i) with or into the Company (provided that the Company shall be the continuing or surviving corporation), (ii) with or into any one or more Wholly-owned Subsidiaries or (iii) with or into any other Person if the disposition of the stock of such Significant Subsidiary by its parent corporation does not constitute a Material Asset Disposition;

                      (b) any Significant Subsidiary may enter into any Material Asset Disposition by which its assets are transferred to the Company or a Wholly-owned Subsidiary; and

                      (c) the Company or any Significant Subsidiary may merge or consolidate with or into any corporation, provided, that (i) the Company shall be the continuing or surviving corporation or, in the case of a merger involving a Significant Subsidiary, the continuing and surviving corporation after such merger or consolidation shall be a Significant Subsidiary of the Company, and (ii) immediately after such merger or consolidation, no Default or Event of Default shall have occurred and be continuing.

For purposes of this subsection, the term "Material Asset Disposition" shall mean any transaction (not including a transaction by which a Lien is created, which is covered by subsection 6.2, or any "sale and leaseback transaction" as such term is defined in subsection 6.3) consisting of the sale, lease, transfer or other disposition of assets having a book value at the time of such transaction equal to or greater than 10% of the total book value of all assets of the Company and its Subsidiaries at such time, and any group of related sales, leases, transfers or other dispositions shall be treated as one transaction for purposes of determining whether the same is a Material Asset Disposition; provided that the term "Material Asset Disposition" shall in no event include any sale or sales of assets consisting solely of accounts receivable or any sale, lease, transfer or other disposition of any or all assets of Eurostar or New Venture Gear or a sale of the capital stock of either such company or any of their respective subsidiaries.


                         SECTION 7.  EVENTS OF DEFAULT

                      Upon the occurrence of any of the following events:

                      (a) the Company shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Company shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five Business Days after any such amount becomes due in accordance with the terms hereof; or

                      (b) Any representation or warranty made or deemed made by the Company herein (or in any amendment hereto) or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect on or as of the date made or deemed made in any respect which is materially adverse (i) in relation to the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole or
            (ii) to the validity or enforceability of this Agreement or any Notes or the rights and remedies of the Agent or the Banks hereunder or thereunder; or

                      (c) the Company shall default in the observance or performance of any agreement contained in subsection 6.1, provided that so long as no Loans are outstanding hereunder while any such default is continuing, such default shall not be a Default or become an Event of Default hereunder until the earliest of (i) the date of furnishing pursuant to subsection 5.1(a) or (b) of financial statements covering the fiscal quarter next following the initial date as of which such default occurred, which financial statements show that such default is continuing as of the last day of such next following quarter,
            (ii) the last day of the period (without regard to any grace period provided by paragraph (e) of this Section 7) within which financial statements covering the fiscal quarter next following the initial date of such default are required to be furnished pursuant to subsection 5.1(a) or (b) if such financial statements have not then been furnished, and (iii) the close of business on the Business Day next preceding the date of delivery by the Company of a notice of intention to borrow pursuant to subsection 2.3 that is delivered after the initial date as of which such default occurred and before the delivery of financial statements covering the next following fiscal quarter showing that such default has ceased to exist; or

                      (d) the Company shall default in the observance or performance of any agreement contained in subsections 6.2 through 6.4; or

                      (e) the Company shall default in the observance or performance of any other agreement, covenant or term contained in this Agreement, and such default shall continue unremedied for a period of 30 days after receipt by the Company of notice of such default from the Agent or the Required Banks; or

                      (f) (i) the Company or any Significant Subsidiary shall default in any payment or payments on any Indebtedness (other than the Loans), which payment or payments at any one time aggregate more than $25,000,000 (or its equivalent in another currency), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) the Company or any Significant Subsidiary shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Loans) in the principal amount of more than $25,000,000 (or its equivalent in another currency) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist with respect to any such Indebtedness (in each case with respect to this clause (ii), excluding a default in any payment on any Indebtedness), and the effect of such default, event or condition is to cause, or to permit any holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause, such Indebtedness to become due prior to its stated maturity (or in the case of Indebtedness constituting a Guaranty, to require, or to permit such Person or Persons to require, payment thereof); provided, however, that no default of the type described in clause (i) above shall be deemed to have occurred with respect to Chrysler Mexico solely by reason of a default by Chrysler Mexico in any payment of any Indebtedness denominated in a currency other than Mexican pesos or any guarantee thereof that occurs solely as a result of the inability of Chrysler Mexico to obtain such other currency with Mexican pesos; or

                      (g) (i) the Company or any of its Significant Subsidiaries shall commence any case, proceeding or other action
            (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or relating to winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 consecutive days; or
            (iii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 consecutive days from the entry thereof; or (iv) the Company or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Company or any of its Significant Subsidiaries shall admit in writing its inability to pay its debts generally as they become due; or

                      (h) one or more final judgments or decrees not subject to appeal shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 or more and shall have been unpaid for a period of 30 consecutive days;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Company, automatically (x) the Commitments shall immediately terminate and (y) the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and any Notes shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Company, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice of default to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and any Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                      SECTION 8.  THE AGENT

                      8.1 Appointment. Each Bank hereby irrevocably designates and appoints the Agent as the agent of such Bank under this Agreement, and each such Bank irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are
reasonably incidental thereto.   Notwithstanding any provision to the contrary
elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

                      8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                      8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the sufficiency of this Agreement or any Notes or for any failure of the Company to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

                      8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent; and (b) except in the case of any pledge or assignment to the Federal Reserve Bank pursuant to subsection 9.6(g), the Agent shall have received the written agreement of such assignee that such assignee is bound hereby as it would have been had it been an original Bank party hereto, in each case in form satisfactory to the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks (or, if so required by this Agreement, all of the Banks) as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes in accordance with a request of the Required Banks (or, if so required by this Agreement, all of the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of any Notes.

                      8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks, and, if such notice is received from a Bank, the Agent shall give notice thereof to the Company. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks (or, if so required by this Agreement, all of the Banks); provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                      8.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                      8.7 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Commitment Percentages in effect on the date on which indemnification is sought under this subsection 8.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated, ratably in accordance with such Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection 8.7 shall survive the termination of this Agreement, the termination of the Commitments and the payment of the Loans and all other amounts payable hereunder.

                      8.8 Agent in Its Individual Capacity. The Agent and its affiliates may make Loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                      8.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Banks and the Company and may be removed at any time with or without cause by the Required Banks. If the Agent shall resign or be removed as Agent under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Company (unless an Event of Default shall have occurred and be continuing), or (b) if a successor agent shall not have been so appointed and approved within the ten-day period following the Agent's notice to the Banks or its removal as Agent, the Agent shall then appoint a successor agent who shall serve as Agent until such time, if any, as the Required Banks appoint, and the Company approves (unless an Event of Default shall have occurred and be continuing), a successor agent as provided in (a) above. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                      SECTION 9.  MISCELLANEOUS

                      9.1 Amendments and Waivers. With the written consent of the Required Banks, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or any Notes or changing in any manner the rights of the Banks or of the Company hereunder or thereunder, and with the consent of the Required Banks the Agent on behalf of the Banks may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or any Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Note or Loan, or reduce the rate or extend the time of payment of interest thereon, or reduce or forgive the principal amount thereof, or reduce the rate of payment of commitment or utilization fees payable hereunder or increase the amount or extend the term of any Bank's Commitment or amend, modify or waive any provision of this subsection 9.1 or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, in each case without the written consent of each Bank directly affected thereby, or (b) amend, modify or waive any provision of Section 8 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agent and all future holders of any Notes. In the case of any waiver, the Company, the Banks and the Agent shall be restored to their former position and rights hereunder and under any outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                      9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or when deposited in the mail, first class or air postage prepaid, or, in the case of telecopied notice, when telecopied, receipt acknowledged; addressed as follows in the case of the Company and the Agent, and as set forth in its Addendum in the case of each Bank, or to such address or other address as may be hereafter notified by the respective parties hereto and any future holders of any Notes:

            The Company:    Chrysler Corporation
                            Chrysler Center
                            P.O. Box 1919
                            Detroit, Michigan  48288
                            Attention:  Treasurer's Office
                            Telecopy:  (313) 252-7948

            The Agent:      Chemical Bank
                            270 Park Avenue
                            New York, New York  10017
                            Attention:  John Cannon
                            Telecopy:  (212) 270-1469

            With a copy to: Chemical Bank
                            Agency Services
                            140 East 45th Street
                            New York, New York  10017
                            Attention:  James Morgan, Account Manager
                            Telecopy:  (212) 622-0002

provided that any notice, request or demand to or upon the Agent pursuant to subsection 2.3, 2.6, 2.7, 2.17 or 8.5 shall not be effective until received. Each Bank is hereby authorized to divulge any information pertaining to this Agreement, the transactions contemplated hereby and the records maintained by such Bank when required by any Governmental Authority.

                      9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                      9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

                       9.5   Payment of Expenses and Taxes.  The Company agrees:

                      (a) to pay or reimburse the Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, any Notes, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett, special counsel to the Agent;

                      (b) to pay or reimburse each Bank and the Agent for all reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, and any such other documents, including, without limitation, the reasonable fees and disbursements of special counsel to the Agent and the Banks; and

                      (c) to pay and reimburse (i) each Bank for any payments made by such Bank to the Agent pursuant to the provisions of subsection 8.7 and (ii) the Agent for any and all liabilities, expenses or disbursements incurred by it which pursuant to the provisions of subsection 8.7 are the subject of indemnification payments from the Banks to the extent that the Agent, for whatever reason, did not receive such indemnification payments from any Bank or Banks.

                      The agreements in this subsection 9.5 shall survive termination of this Agreement, termination of the Commitments and the payment of the Loans and all other amounts payable hereunder.

                      9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Banks, the Agent, all future holders of any Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement and any Notes without the prior written consent of each Bank.

                      (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more Commercial Banks ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan for all purposes under this Agreement, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, provided, that the terms of any participation agreement or certificate relating to any such participation shall prohibit any subparticipations by such Participant and provided, further any such participation agreement or certificate shall permit the Bank granting such participations the right to consent to waivers, amendments or supplements to this Agreement without the consent of such Participant except in the case of
(a) waivers of any Default or Event of Default described in Section 7(a), and
(b) any amendment or modification extending the maturity of any Note or Loan, or reducing the rate or extending the time of payment of interest thereon, or reducing the principal amount thereof or reducing the rate of payment of commitment or utilization fees payable hereunder, in each case to the extent such Participant is directly affected thereby. The Company agrees that if amounts outstanding under this Agreement and any Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the extent permitted by applicable law and with the consent of the Required Banks, have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in subsection 9.8 as fully as if it were a Bank hereunder. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.13 and 2.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Bank; provided that, no Participant shall be entitled to receive any greater amount pursuant to subsection 2.13 or 2.15 than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

                      (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Bank or any affiliate thereof or, with the consent of the Company and the Agent (which shall not be unreasonably withheld by either the Company or the Agent, as the case may be), to an additional Commercial Bank (an "Assignee") all or any part of its rights and obligations under this Agreement and any Notes pursuant to an Assignment and Acceptance (each, an "Assignment and Acceptance"), substantially in the form of Exhibit F, executed by such Assignee, such assigning Bank (and, in the case of an Assignee that is not then a Bank or an affiliate thereof, by the Company and the Agent) and delivered to the Agent for its acceptance and recording in the Register (as defined below); provided, however, that a Bank may not assign its rights or obligations under this Agreement or under any Notes unless and until (i) the conditions for the Agent's treating an assignee of any Loan as the holder thereof pursuant to the second sentence of subsection 8.4 shall have been satisfied and (ii) if such assigning Bank is not assigning all of its rights and obligations under this Agreement, the aggregate principal amount of such Bank's obligations hereunder and under the CFC Commitment Transfer Agreement so assigned shall be in an aggregate amount of $10,000,000 or greater (unless, at the Company's discretion, a lesser amount is mutually agreed upon between the Company and such Bank) and (iii) if such assigning Bank is not assigning all of its rights and obligations under this Agreement, after giving effect to the assignment, the aggregate principal amount of such assigning Bank's obligations hereunder and under the CFC Commitment Transfer Agreement shall be in an aggregate amount of $10,000,000 or greater (unless, at the Company's discretion, a lesser amount is mutually agreed upon between the Company and such Bank); and provided, further, that in no event shall any such assignment by any Bank to any assignee be permitted hereunder unless contemporaneously therewith such Bank shall assign to such assignee a percentage interest in such Bank's rights and obligations under the CFC Commitment Transfer Agreement and any promissory notes issued thereunder that is equal to the percentage interest then being assigned hereunder. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and to the CFC Commitment Transfer Agreement and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the CFC Commitment Transfer Agreement with a Commitment and a Transferred Commitment as set forth therein, and (y) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the CFC Commitment Transfer Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement and the CFC Commitment Transfer Agreement, such assigning Bank shall cease to be a party hereto and to the CFC Commitment Transfer Agreement).

                      (d) The Agent shall maintain at its address referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment and Transferred Commitment of, and principal amount of the Loans and loans under the CFC Commitment Transfer Agreement and the Types of such Loans owing to each Bank from time to time. The entries in the Register shall be prima facie evidence of the matters therein recorded, and the Company, the Agent and the Banks may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice. The Agent shall give prompt written notice to the Company of the making of any entry in the Register or any change in any such entry.

                      (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Assignee (and, in the case of an Assignee that is not then a Bank or an affiliate thereof, by the Company and the Agent) together with payment to the Agent of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Assignment and Acceptance and
(ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

                      (f) The Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Company and its affiliates which has been delivered to such Bank by or on behalf of the Company pursuant to this Agreement or the CFC Commitment Transfer Agreement or which has been delivered to such Bank by or on behalf of the Company in connection with such Bank's credit evaluation of the Company and its affiliates prior to becoming a party to this Agreement and the CFC Commitment Transfer Agreement.

                      (g) Nothing herein shall prohibit any Bank from pledging or assigning all or any portion of its Loans or any Note to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, the Company hereby agrees that, upon request of any Bank at any time and from time to time after the Company has made its initial borrowing hereunder, the Company shall provide to such Bank, at the Company's own expense, a promissory note (a "Note"), substantially in the form of Exhibit A, evidencing the Loans owing to such Bank.

                      9.7 Right of Set-off. Upon the occurrence and during the continuance of an Event of Default, subject to receipt of the consent of the Required Banks, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (including, without limitation, its branches) to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement and any Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this subsection are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                      9.8 Adjustments. If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or commitment or utilization fees payable hereunder, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause
(g) of Section 7, or otherwise), in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans, interest thereon, or Commitment, then such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, interest or fees or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted

Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                      9.9 New Banks. During the term of this Agreement with the consent of the Company and upon notification to the Agent, one or more additional Commercial Banks may become a party to this Agreement by executing a New Bank Supplement with the Company and the Agent, substantially in the form of Exhibit B, whereupon such Commercial Bank (herein called a "New Bank") shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule I hereto shall be deemed to be amended to add the name and reflect the Commitment of such New Bank, provided that any such New Bank has also become a New Bank with the same Commitment Percentage under the CFC Commitment Transfer Agreement pursuant to subsection 9.10 thereof. Effective as of the date on which any such New Bank becomes a Bank pursuant to the provisions of this subsection 9.9, the aggregate Commitments shall be increased by the amount of such New Bank's Commitment. If on the date upon which such New Bank becomes a Bank pursuant to the provisions of this subsection 9.9, there is an unpaid principal amount of Loans, the Company shall borrow Loans from such New Bank through the Agent pursuant to subsection 2.1, in an amount determined by multiplying the amount of such New Bank's Commitment as reduced by any transfer made pursuant to subsection 2.17(c) by a fraction, the numerator of which shall be the then unpaid principal amount of the Loans and the denominator of which shall be the aggregate Commitments of the Banks other than the New Bank. Notwithstanding anything herein to the contrary, if there are Eurodollar Loans outstanding, a Commercial Bank that becomes a New Bank will make Loans (which shall constitute Eurodollar Loans for the purposes of this Agreement) to the Company (pro rata according to its Commitment Percentage) having Interest Periods corresponding to the then unexpired portions of the respective Interest Periods of such Eurodollar Loans and bearing interest at a rate equal to such rate as shall be mutually agreed upon between such New Bank and the Company reflecting current market conditions in the eurodollar market. The Agent shall advise the Banks of each addition of a New Bank hereunder, of the amount of its Commitment and of the amount of any borrowing from it hereunder made simultaneously upon its addition.

                      9.10 Increase in Commitments. During the term of this Agreement, with the consent of the Company and upon notification to the Agent, any Bank may increase the amount of its Commitment by executing a Commitment Increase Supplement with the Company and the Agent, substantially in the form of Exhibit C, whereupon such Bank shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule I hereto shall be deemed to be amended to reflect the increased Commitment of such Bank. Effective as of the date on which any such Bank increases its Commitment pursuant to the provisions of this subsection 9.10, the aggregate Commitments shall be increased by the amount of such Bank's additional Commitment. If on the date upon which such Bank increases its Commitment pursuant to this subsection 9.10 there is an unpaid principal amount of Loans, the Company shall borrow Loans from such Bank through the Agent, in an amount determined by multiplying the amount of the increase in such Bank's Commitment, as reduced by any transfer made pursuant to subsection 2.17, by a fraction, the numerator of which shall be the then unpaid principal amount of the Loans and the denominator of which shall be the aggregate Commitments of the Banks other than the amount of the additional Commitment of such Bank. Notwithstanding anything herein to the contrary, if there are Eurodollar Loans outstanding, a Bank that increases its Commitment pursuant to this subsection 9.10 will make Loans (which shall constitute Eurodollar Loans for the purposes of this Agreement) to the Company (pro rata according to the amount of the increase in such Bank's Commitment) having Interest Periods corresponding to the then unexpired portions of the respective Interest Periods of such Eurodollar Loans and bearing interest at a rate equal to such rate as shall be mutually agreed upon between such Bank and the Company reflecting current market conditions in the eurodollar market. The Agent shall advise the Banks of such increase in the Commitment of a Bank and of the amount of any borrowing from it hereunder made simultaneously upon such increase.

                      9.11 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Company and the Agent.

                      9.12 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

                      9.13 Integration. This Agreement represents the agreement of each party with respect to the subject matter hereof, and there are no promises or representations by the Agent or any Bank relative to the subject matter hereof not reflected herein.

                      9.14 Acknowledgement. Notwithstanding anything contained in the CFC Commitment Transfer Agreement to the contrary, the undersigned Banks hereby acknowledge and agree that the definition "Chrysler Agreement" contained in the CFC Commitment Transfer Agreement shall be deemed to refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                       CHRYSLER CORPORATION


                       By:____________________________________
                          Title:



                       CHEMICAL BANK, as Agent


                       By:____________________________________
                          Title:



                       CHEMICAL SECURITIES INC., as Arranger


                       By:____________________________________
                          Title:

                                                                      SCHEDULE I



                                  COMMITMENTS


                                                                         AMOUNT OF
        NAME AND ADDRESS OF BANK                                        COMMITMENT
        ------------------------                                       -------------
                                                                       (IN MILLIONS)
                                                                       -------------
ABNAMRO Bank, N.V . . . . . . . . . . . . . . . . . . . . . . . . . .  $   75
135 South LaSalles Street
Chicago, IL  60603
Attention:  Robert Graff
Telecopier:  (312) 606-8425

ARAB BANKING CORPORATION  . . . . . . . . . . . . . . . . . . . . . .  $   25
245 Park Avenue, 31st Floor
New York, NY  10167-0064
Attention:  Grant McDonald
Telecopier:  (212) 599-8385

with a copy to:

             Connell & Taylor
             535 Fifth Avenue
             24th Floor
             New York, NY  10017
             Attn:  William Connell
             Telecopier:  (212)490-2011

BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION  . . . . . . . . . . . . . . . . . . . . .    $  50
335 Madison Avenue
New York, NY  10017
Attention:  Thomas J. Somers
Telecopier:  (212) 503-7023

BANK OF MONTREAL  . . . . . . . . . . . . . . . . . . . . . . . . . .  $  25
115 South LaSalle Street
Chicago, IL  60603
Attention:  Lynn Durning
Telecopier:  (312) 750-4314

                                                                        AMOUNT OF
        NAME AND ADDRESS OF BANK                                        COMMITMENT
        ------------------------                                        ----------
THE BANK OF NEW YORK  . . . . . . . . . . . . . . . . . . . . . . . .  $   75
One Wall Street, 22nd Floor
New York, NY  10286
Attention:  Douglas Ober
Telecopier:  (212) 635-6434

THE BANK OF NOVA SCOTIA . . . . . . . . . . . . . . . . . . . . . . .  $   75
The Bank of Nova Scotia (Atlanta Agency)
Suite 2700
600 Peachtree Street, N.E.
Atlanta, GA 30303
Attention:  Shannon Law
Telecopier: (404) 888-8998

with a copy to:

             The Bank of Nova Scotia
             181 W. Madison Street
             Chicago, IL  60602
             Attention:  James S. Coleman
             Telecopier:  (312) 201-4108

             The Bank of Nova Scotia
             Scotia Plaza
             44 King Street West
             Toronto, Ontario  M5H1H1
             Canada
             Attention: Rob Prowse

BANKERS TRUST COMPANY . . . . . . . . . . . . . . . . . . . . . . . .  $   50
130 Liberty Street, 23rd Floor
New York, NY  10006
Attention:  Ned Benedict
Telecopier:  (212)

BARCLAYS BANK PLC . . . . . . . . . . . . . . . . . . . . . . . . . .  $   25
222 Broadway
New York, NY  10038
Attention:  Timothy E. Weidman
Telecopier:  (212) 412-7589

                                                                        AMOUNT OF
        NAME AND ADDRESS OF BANK                                        COMMITMENT
        ------------------------                                        ----------
BHF-BANK, GRAND CAYMAN BRANCH . . . . . . . . . . . . . . . . . . .    $   25
55 East 59th Street
New York, NY  10022
Attention:  Paul Travers
Telecopier:  (212) 756-5911

CIBC, INC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   75
200 West Monroe Street, Suite 2300
Chicago, IL  60606
Attention:  Karl Johnson
Telecopier:  (312) 726-8884

THE CHASE MANHATTAN BANK, N.A.  . . . . . . . . . . . . . . . . . . .  $   75
1 Chase Manhattan Plaza, 5th Floor
New York, NY  10081
Attention:  Karl Schmidt
Telecopier:  (212) 552-6731

CHEMICAL BANK . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   125
270 Park Avenue, 5th Floor
New York, NY  10017
Attention:  David W. Fox, Jr.
Telecopier:  (212) 270-1469

COMERICA BANK . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   75
Delivery by Overnight Mail or Telecopy:
- --------------------------------------
One Detroit Center, 8th floor
500 Woodward Avenue MC 3265
Detroit, MI  48226
Attention:  Renee D. Weinman
Telecopier:  (313) 222-9559

Other Deliveries by Mail:
- ------------------------
P.O. Box 75000
Detroit, MI 48275-3265
Attention:  Renee D. Weinman

CONTINENTAL BANK  . . . . . . . . . . . . . . . . . . . . . . . . . .  $   50
231 South LaSalle Street
Chicago, IL  60697
Attention:  David Noda
Telecopier:  (312) 987-5500

                                                                        AMOUNT OF
        NAME AND ADDRESS OF BANK                                        COMMITMENT
        ------------------------                                        ----------
CREDIT LYONNAIS CHICAGO BRANCH  . . . . . . . . . . . . . . . . . . .  $   75
and CREDIT LYONNAIS CAYMAN ISLAND BRANCH
Credit Lyonnais Chicago Branch
227 West Monroe St., Suite 3800
Chicago, IL  60606
Attention:  Jocelyn Cote
Telecopier:  (312) 641-0527

CREDIT SUISSE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   50
12 East 49th Street, 41st floor
New York, NY
Attn:  Kris Kristinsson
Telecopy: (212) 238-5245

with a copy to:

             Credit Suisse
             227 West Monroe Street, 40th Floor
             Chicago, IL  60606
             Attention:  David Giddy
             Telecopier:  (312) 630-0359

CREDITANSTALT-BANKVEREIN  . . . . . . . . . . . . . . . . . . . . . .  $   25
245 Park Avenue, 27th Floor
New York, NY  10167
Attention:  Christina Schoen
Telecopier:  (212) 856-1006

with a copy to:

             Sullivan & Worcester
             767 Third Avenue
             New York, NY  10017
             Attention:  George Lindsay
             Telecopy:  212-758-2151

THE FIRST NATIONAL BANK OF CHICAGO  . . . . . . . . . . . . . . . . .  $   25
One First National Plaza, Suite 0324
Chicago, IL  60670
Attention:  Steve Fercho
Telecopier:  (312) 732-1712

                                                                        AMOUNT OF
        NAME AND ADDRESS OF BANK                                        COMMITMENT
        ------------------------                                        ----------
ISTITUTO BANCARIO SAN PAOLO DI TORINO, S.p.A. . . . . . . . . . . . .  $  25
245 Park Avenue
35th floor
New York, New York 10167
Attention:  Timothy Reynolds
Telecopy: (212)599-5303

THE LONG-TERM CREDIT BANK OF
JAPAN, LIMITED - NEW YORK BRANCH  . . . . . . . . . . . . . . . . . .  $  75
165 Broadway
New York, NY  10006
Attention:  Yumiko Noda
Telecopier:  (212) 608-2317

MELLON BANK, N.A. . . . . . . . . . . . . . . . . . . . . . . . . . .  $  25
One Mellon Bank Center
Pittsburgh, PA  15258-0001
Attention:  Robert W. Goode
Telecopier:  (412) 236-1914

MORGAN GUARANTY TRUST COMPANY OF NEW YORK . . . . . . . . . . . . . .  $  75
60 Wall Street
New York, NY  10260
Attention:  Timothy Broadbent
Telecopier:  (212) 648-5336

NBD, BANK, N.A.   . . . . . . . . . . . . . . . . . . . . . . . . . .  $  75
611 Woodward Avenue
Detroit, MI  48226
Attention:  William Canny
Telecopier:  (313) 255-1671

NATIONAL WESTMINSTER BANK PLC . . . . . . . . . . . . . . . . . . . .  $  25
135 Bishopsgate
London, ENGLAND EC2M3UR
Attention:  Barry H. Coleman
Telecopier:  44-71-375-5192

                                                                        AMOUNT OF
        NAME AND ADDRESS OF BANK                                        COMMITMENT
        ------------------------                                        ----------
NATIONSBANK OF NORTH CAROLINA, N.A. . . . . . . . . . . . . . . . . .  $  75
70 W. Madison, Suite 5300
Chicago, IL  60602
Attention:  Michael Zehfuss
Telecopier:  (312) 372-9194

ROYAL BANK OF CANADA  . . . . . . . . . . . . . . . . . . . . . . . .  $  75
GRAND CAYMAN (NORTH AMERICA #1) BRANCH
c/o New York Operations Center
Pierrepont Plaza
300 Cadman Plaza West
Brooklyn, New York 11201-2701
Attention:  Manager, Loans Administration
Telecopier:  (718) 522-6292 or (718) 522-6293

with a copy to:

             Royal Bank of Canada
             One North Franklin Street
             Suite 700
             Chicago, IL  60606
             Attention:  Ray Boland
             Telecopier:  (312) 551-0805

SOCIETE GENERALE  . . . . . . . . . . . . . . . . . . . . . . . . . .  $  75
181 West Madison, 34th Floor
Chicago, IL  60602
Attention:  Claude S. Garsin
Telecopier:  (312) 578-5099

                                                                        AMOUNT OF
        NAME AND ADDRESS OF BANK                                        COMMITMENT
        ------------------------                                        ----------
SWISS BANK CORPORATION  . . . . . . . . . . . . . . . . . . . . . . .   $   50
222 Broadway, 4th Floor
New York, NY  10038
Attention:  Stephanie Kim
Telecopier:  (212) 574-3852

with a copy to:

             Swiss Bank Corporation
             222 Broadway, 4th Floor
             New York, NY  10038
             Attention:  Reto Jenal
             Telecopier:  (212) 574-3852

UNION BANK OF SWITZERLAND--CHICAGO BRANCH . . . . . . . . . . . . . .   $   50
30 South Wacker Drive
Chicago, IL  60606
Attention:  Walter Wolf, Jr.
Telecopier:  (312) 993-5530

THE YASUDA TRUST AND BANKING COMPANY, LTD.  . . . . . . . . . . . . .   $   50
181 W. Madison Street, Suite 4500
Chicago, Illinois  60602
Attention:  Robert Orenstein
Telecopier:  (312) 683-3899

with a copy to:

             McLauglin, Rissman & Doll
             6 West Hubbard, Suite 500
             Chicago, IL 60611
             Attention:  John Doll
             Telecopy: 312-527-2023



                                                                        ------

  Total:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $1,675

                                                                     SCHEDULE II



                    LIENS PERMITTED UNDER SUBSECTION 6.2(A)

NONE.

                                                                    Exhibit A to
                                                      Revolving Credit Agreement


                                 [FORM OF NOTE]

                             REVOLVING CREDIT NOTE



                                                             $
                                                             New York, New York
                                                             ___________, 199_


                        FOR VALUE RECEIVED, the undersigned, Chrysler Corporation, a Michigan corporation (the "Company"), hereby unconditionally promises to pay to the order of [NAME OF BANK] (the "Bank") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) [AMOUNT IN WORDS] DOLLARS ($______) or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to subsection 2.1 of the Revolving Credit Agreement, as hereinafter defined. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.8 of such Revolving Credit Agreement.

                        The holder of this promissory note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Revolving Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Company in respect of any Loan.

                        This promissory note (a) has been issued pursuant to subsection 9.6(g) of the Revolving Credit Agreement dated as of _____, 1994 (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), among the Company, the several commercial banks from time to time parties thereto, Chemical Bank, as agent for the Banks, and Chemical Securities Inc., as arranger of the Commitments thereunder, (b) is subject to the provisions of the Revolving Credit Agreement and (c) is subject to prepayment in whole or in part as provided in the Revolving Credit Agreement.

                        Upon the occurrence of any one or more of the Events of Default specified in the Revolving Credit Agreement, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable, all as provided in the Revolving Credit Agreement.

                        All parties now and hereafter liable with respect to this promissory note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                        Unless otherwise defined herein, terms defined in the Revolving Credit Agreement and used herein shall have the meanings given to them in the Revolving Credit Agreement.

                        THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                              CHRYSLER CORPORATION


                              By:_________________________
                                        Title:

                                                                     Schedule A
                                                       to Revolving Credit Note

                                       LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS


                                   Amount                                 Amount of Base Rate    Unpaid Principal
        Amount of Base Rate     Converted to    Amount of Principal of     Loans Converted to      Balance of
Date         Loans            Base Rate Loans   Base Rate Loans Repaid      Eurodollar Loans     Base Rate Loans   Notation Made By

                                                                      Schedule B
                                                        to Revolving Credit Note

                               LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

                                             Interest Period       Amount of          Amount of
                           Amount Converted   and Eurodollar      Principal of    Eurodollar Loans    Unpaid Principal
            Amount of      to Eurodollar    Rate with Respect   Eurodollar Loans  Converted to Base      Balance of      Notation
 Date   Eurodollar Loans       Loans             Thereto             Repaid          Rate Loans       Eurodollar Loans    Made By



                                                                    Exhibit B to
                                                      Revolving Credit Agreement


                         [FORM OF NEW BANK SUPPLEMENT]

                              NEW BANK SUPPLEMENT



                  NEW BANK SUPPLEMENT, dated _______ __, ____, to the Revolving Credit Agreement, dated as of _______ __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), among Chrysler Corporation (the "Company"), the several commercial banks from time to time parties thereto (individually a "Bank" and collectively the "Banks"), Chemical Bank, as agent for the Banks thereunder, and Chemical Securities Inc., as arranger of the Commitments thereunder.


                             W I T N E S S E T H :


                  WHEREAS, the Revolving Credit Agreement provides in subsection 9.9 thereof that any Commercial Bank, although not originally a party thereto, may become a party to the Revolving Credit Agreement with the consent of the Company and upon notification to the Agent by executing a New Bank Supplement with the Company and the Agent in substantially the form of this New Bank Supplement; and

                  WHEREAS, the undersigned was not an original party to the Revolving Credit Agreement but now desires to become a party thereto;

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

                  1. The undersigned agrees to be bound by the provisions of the Revolving Credit Agreement, and agrees that it shall, on the date this New Bank Supplement is accepted by the Company and the Agent, become a Bank for all purposes of the Revolving Credit Agreement to the same extent as if originally a party thereto.

                  2. The amount of the Commitment of the undersigned shall be $__________.

                  3. The undersigned's address for notices and telecopy number for the purposes of the Revolving Credit Agreement are as follows:

                        __________.

                        Terms defined in the Revolving Credit Agreement shall have their defined meanings when used herein.

                        IN WITNESS WHEREOF, the undersigned has caused this New Bank Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                             [INSERT NAME OF NEW BANK]



                                             By:_________________________
                                                Title:


Accepted this _____ day
of _____ ____


CHRYSLER CORPORATION


By:_________________________
   Title:


Accepted this _____ day
of _____ ____


CHEMICAL BANK, as Agent


By:_________________________
   Title:

                                                                    Exhibit C to
                                                      Revolving Credit Agreement


                    [FORM OF COMMITMENT INCREASE SUPPLEMENT]

                         COMMITMENT INCREASE SUPPLEMENT



                  COMMITMENT INCREASE SUPPLEMENT, dated _______ __, ____, to the Revolving Credit Agreement, dated as of _______ __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), among Chrysler Corporation (the "Company"), the several commercial banks from time to time parties thereto (individually a "Bank" and collectively the "Banks"), Chemical Bank, as agent for the Banks thereunder, and Chemical Securities Inc., as arranger of the Commitments thereunder.

                             W I T N E S S E T H :


                  WHEREAS, the Revolving Credit Agreement provides in subsection 9.10 thereof that any Bank with the consent of the Company and upon notification to the Agent may increase the amount of its Commitment by executing a Commitment Increase Supplement with the Company and the Agent in substantially the form of this Commitment Increase Supplement; and

                  WHEREAS, the undersigned now desires to increase the amount of its Commitment under the Revolving Credit Agreement;

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

                        The undersigned agrees, subject to the terms and conditions of the Revolving Credit Agreement, that it shall on the date this Commitment Increase Supplement is accepted by the Company and the Agent have its Commitment to the Company increased by $_______________, thereby making the amount of its Commitment $_______________.

                  Terms defined in the Revolving Credit Agreement shall have their defined meanings when used herein.

                  IN WITNESS WHEREOF, the undersigned has caused this Commitment Increase Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                      [INSERT NAME AND ADDRESS OF BANK]


                                      By:___________________________
                                         Title:


Accepted this _____ day
of _____ ____


CHRYSLER CORPORATION


By:_________________________
   Title:


Accepted this _____day
of _____ ____


CHEMICAL BANK, as Agent


By:_________________________
   Title:

                                                                    Exhibit D to
                                                      Revolving Credit Agreement


                [FORM OF OPINION OF SIMPSON THACHER & BARTLETT]



                                                                [EFFECTIVE DATE]


To the Banks parties on the date hereof to the Revolving Credit Agreement referred to below

Dear Sirs:

                  We have acted as special counsel for Chemical Bank, as agent, in connection with the preparation, execution and delivery of the Revolving Credit Agreement dated as of ______ __, 1994 (the "Revolving Credit Agreement") among Chrysler Corporation (the "Company"), the Banks parties thereto, Chemical Bank, as agent (in such capacity, the "Agent"), and Chemical Securities Inc., as arranger of the Commitments thereunder. Terms defined in the Revolving Credit Agreement shall have the same meaning when used herein.

                  In that connection, we have reviewed the following documents:

                  1. Counterparts of the Revolving Credit Agreement executed by the Company and the Agent.

                  2. The documents furnished pursuant to subsection 4.1 of the Revolving Credit Agreement and listed on Annex I hereto.

                  In our examination of the documents referred to above we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of all parties executing such documents and the conformity to the originals of such documents submitted to us as copies. We have relied, as to factual matters, on the documents we have examined.

                  Based upon the foregoing, it is our opinion that each of the documents referred to in paragraphs 1 and 2 above is substantially responsive to the requirements of subsection 4.1 of the Revolving Credit Agreement.

                  In rendering the foregoing opinion, it should be pointed out that we are members of the Bar of the State of New York and do not express, or purport to express, any opinion with respect to the laws of any other jurisdiction.

                  This opinion is rendered to you in connection with the Revolving Credit Agreement. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation without our prior written consent or furnished to any other person, firm or corporation other than any assignee or participant under the Revolving Credit Agreement or any bank examiner or other regulatory authority without our prior written consent.

                                        Very truly yours,

                                                                         Annex I
                                                                              to
                                           Opinion of Simpson Thacher & Bartlett


                      List of Documents Furnished Pursuant
                            to Subsection 4.1 of the
                           Revolving Credit Agreement

                                                                    Exhibit E to
                                                      Revolving Credit Agreement


                [FORM OF OPINION OF GENERAL COUNSEL TO COMPANY]



                                                                [EFFECTIVE DATE]



To the commercial banks from time to time parties to the Revolving Credit Agreement dated as of _______ __,
1994 among Chrysler Corporation, such banks, Chemical Bank, as agent for the Banks, and Chemical Securities Inc., as arranger of the Commitments thereunder

Dear Sirs:

                  I am General Counsel to Chrysler Corporation, a Delaware corporation (the "Company"), and have acted as such in connection with the execution and delivery of the Revolving Credit Agreement dated as of ______ __, 1994 (the "Revolving Credit Agreement") among the Company, the commercial banks from time to time parties thereto, Chemical Bank, as agent for the Banks, and Chemical Securities Inc., as arranger of the Commitments thereunder. This opinion is delivered to you pursuant to subsection 4.1(e)(ii) of the Revolving Credit Agreement. Terms used herein which are defined in the Revolving Credit Agreement shall have the respective meanings set forth in the Revolving Credit Agreement, unless otherwise defined herein.

                  In connection with this opinion, I or members of my staff have examined executed copies of each of the Revolving Credit Agreement and such corporate documents and records of the Company and certificates of public officials and officers of the Company, and such other documents, as I have deemed necessary or appropriate for the purposes of this opinion. For the purposes of this opinion, I have assumed (i) the genuineness of all signatures of, and the authority of, Persons signing the Revolving Credit Agreement on behalf of parties thereto other than the Company, (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies and (iv) the due authorization, execution and delivery of the Revolving Credit Agreement by the parties thereto other than the Company.

                  Based upon the foregoing, I am of the opinion that:

                  1. The Company and each of its Significant Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and duly qualified as a foreign corporation to do business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

                  2. The execution, delivery and performance by the Company of the Revolving Credit Agreement and any Note are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene any Requirement of Law or, to the best of my knowledge after due inquiry, any Contractual Obligation of the Company or any of its Subsidiaries.

                  3. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Company for the due execution, delivery and performance by the Company of the Revolving Credit Agreement and any Note.

                  4. The Revolving Credit Agreement has been duly executed and delivered on behalf of the Company and the Revolving Credit Agreement constitutes, and any Note, when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  5. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of my knowledge after due inquiry, threatened by or against the Company or against any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Revolving Credit Agreement or any of the transactions contemplated thereby, or (b) which might reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

                  I am a member of the bar of the States of Michigan and New York, and the foregoing opinion may not be taken as extending to matters arising under laws other than the laws of the States of Michigan and New York, the corporate laws of the State of Delaware and the federal laws of the United States of America.


                        Very truly yours,

                                                                   Exhibit F to
                                                     Revolving Credit Agreement


                      [FORM OF ASSIGNMENT AND ACCEPTANCE]

                           ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Revolving Credit Agreement, dated as of _____, 1994 (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), among Chrysler Corporation (the "Company"), the commercial banks from time to time parties thereto, Chemical Bank, as agent for the Banks, and Chemical Securities Inc., as arranger of the Commitments thereunder. Unless otherwise defined herein, terms defined in the Revolving Credit Agreement and used herein shall have the meanings given to them in the Revolving Credit Agreement.

                  _________________  (the "Assignor") and ____________________
(the "Assignee") agree as follows:

                  The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Date (as defined below), a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Revolving Credit Agreement with respect to those credit facilities contained in the Revolving Credit Agreement as are set forth on SCHEDULE 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on SCHEDULE 1.

                  The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Revolving Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Revolving Credit Agreement, or any instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim, and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its subsidiaries or any other obligor or the performance or observance by the Company, any of its subsidiaries or any other obligor of any of their respective obligations under the Revolving Credit Agreement or any instrument or document furnished pursuant hereto or thereto.

                  The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Revolving Credit Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it has made and will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Revolving Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Revolving Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Revolving Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Revolving Credit Agreement are required to be performed by it as a Bank.

                  The effective date of this Assignment and Acceptance shall be ________ __, 199_ (the "Assignment Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to subsection 9.6(e) of the Revolving Credit Agreement, effective as of the Assignment Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

                  Upon such acceptance and recording, from and after the Assignment Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Assignment Date or accrue subsequent to the Assignment Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Assignment Date or with respect to the making of this assignment directly between themselves.

                  From and after the Assignment Date (i) the Assignee shall be a party to the Revolving Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and shall be bound by the provisions thereof; and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Revolving Credit Agreement.

                  THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                                                      Schedule 1
                                                    to Assignment and Acceptance



Name and Address of Assignor:



Name and Address of Assignee:



Assignment Date:



    Credit              Principal             Commitment Percentage Assigned*/-
Facility Assigned     Amount Assigned         ---------------------------------
- -----------------     ---------------
                      $                              .                       %
                       _______________            ___ _______________________


[Name of Assignee]                         [Name of Assignor]



By:_________________________               By:__________________________
  Name:                                      Name:
  Title:                                     Title:






- -------------------------
*/  Calculate the Commitment Percentage that is assigned to at least 15 decimal
- -   places and show as a percentage of the aggregate commitments of all
    Lenders.

                               Consented To:

                               CHRYSLER CORPORATION


                               By:________________________
                                   Name:
                                   Title:



                               CHEMICAL BANK, as Agent


                               By:________________________
                                   Name:
                                   Title:


                              [Consents required only to the extent expressly provided in subsection 9.6 of the Revolving Credit Agreement.]





Accepted for Recordation
in the Register:

CHEMICAL BANK, as Agent


By:_____________________________
   Name:
   Title:

                                                                    Exhibit G to
                                                      Revolving Credit Agreement


                               [FORM OF ADDENDUM]

                                    ADDENDUM


                  The undersigned Bank (i) agrees to all of the provisions of the Revolving Credit Agreement dated as of July 29, 1994 (the "Revolving Credit Agreement") among Chrysler Corporation (the "Company"), the commercial banks from time to time parties thereto, Chemical Bank, as agent for the Banks, and Chemical Securities Inc., as arranger of the Commitments thereunder, and (ii) becomes a party thereto, as a Bank with an obligation to make Loans to the Company from time to time during the Commitment Period with respect to such Bank's Commitment in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name in Schedule I to the Revolving Credit Agreement, as such amount may be reduced or increased as provided in the Revolving Credit Agreement or as such amount may be reduced or increased by a Transferred Commitment made or withdrawn, respectively, pursuant to subsection 2.17 of the Revolving Credit Agreement. Capitalized terms defined in the Revolving Credit Agreement shall have their respective defined meanings herein.

                  We hereby confirm that the address for notices with respect to the undersigned Bank set forth on the above-referenced Schedule I shall constitute our address for notices for the purposes of subsection 9.2 of the Revolving Credit Agreement, except as otherwise set forth below:


1.  Name of Bank:

2.  Address for Notices:


               Attention:
               Telecopy Number:

3.  Administrative Contact:
    Telecopy:

                             Name of Bank:_____________________________


                             By:_____________________________________
                                Title:

Dated as of July 29, 1994

                                                                    Exhibit H to
                                                      Revolving Credit Agreement


                         [FORM OF CLOSING CERTIFICATE]

                              CLOSING CERTIFICATE



                  Pursuant to subsections 4.1(b), (c) and (d) of the Revolving Credit Agreement dated as of __________, 1994 (the "Revolving Credit Agreement"; unless otherwise defined herein, terms defined in the Revolving Credit Agreement and used herein shall have the meanings given to them in the Revolving Credit Agreement) among Chrysler Corporation (the "Company"), the commercial banks from time to time parties thereto, Chemical Bank, as agent for the Banks, and Chemical Securities Inc., as arranger of the Commitments thereunder, the undersigned ________ of the Company hereby certifies as follows:

                  1. The representations and warranties of the Company contained in the Revolving Credit Agreement or in any certificate, document or financial or other statement furnished by or on behalf of the Company pursuant to or in connection with the Revolving Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

                  2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any Loans to be made on the date hereof; and

                  3.    ____________________ is and at all times since
                        _____________________ 19__, has been the duly elected
                        and qualified [Assistant] Secretary of the Company and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

and the undersigned [Assistant] Secretary of the Company hereby certifies as follows:

                  1. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of the Company;

                  2. The Company is a corporation duly organized, validly existing and in good standing under the laws of Michigan;

                  3. Attached hereto as Annex A is a complete and correct copy of resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Company on _________, 19__; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein;

                  4. Attached hereto as Annex B is a complete and correct copy of the by-laws of the Company as in effect at all times since _________________, 19__ to and including the date hereof; and attached hereto as Annex C is a true and complete copy of the certificate of incorporation of the Company as in effect at all times since ___________________, 19__ to and including the date hereof; and

                  5. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since ________________, 19__ to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company the Revolving Credit Agreement and any certificate or other document to be delivered by the Company pursuant to the Revolving Credit
                        Agreement:

      Name                   Office                              Signature
      ----                   ------                              ---------
_________________         _____________________      _________________________

_________________         _____________________      _________________________

_________________         [Assistant] Secretary      _________________________


         IN WITNESS WHEREOF, the undersigned have hereto set our names.



_____________________             ______________________________

Title:  [___________]             Title:  [Assistant] Secretary


Date:  _________, 1994

                                                                         Annex A
                                                          to Closing Certificate


                              [Attach Resolutions]

                                                                         Annex B
                                                          to Closing Certificate


                                [Attach By-Laws]

                                                                         Annex C
                                                          to Closing Certificate


                     [Attach Certificate of Incorporation]